EXHIBIT 4.1

                         AMVESTORS FINANCIAL CORPORATION
                                                                          Issuer

                                       to


                             BOATMEN'S TRUST COMPANY
                                                                         Trustee
                                   ----------

                                    INDENTURE


                            Dated as of July 12, 1996

                                   ----------

                                   $65,000,000

                 3% Convertible Subordinated Debentures Due 2003

                   AMVESTORS FINANCIAL CORPORATION, AS ISSUER

                                TABLE OF CONTENTS

                                                                            Page

PARTIES ................................................................   1
RECITALS OF THE COMPANY ................................................   1

ARTICLE ONE
DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION ................   1

         SECTION 101. Definitions ......................................   1
                  Accelerated Payment Date .............................   1
                  Accrued Current Interest .............................   2
                  Accrued Deferred Interest ............................   2
                  Acquired Indebtedness ................................   2
                  Act...................................................   2
                  Affiliate ............................................   2
                  Board of Directors ...................................   2
                  Board Resolution .....................................   2
                  Business Day .........................................   2
                  Capital Stock ........................................   2
                  Capitalized Lease Obligation .........................   2
                  Closing Price ........................................   3
                  Commission ...........................................   3
                  Common Stock .........................................   3
                  Company ..............................................   3
                  Company Request ......................................   3
                  Company Order ........................................   3
                  Consolidated Total Assets ............................   3
                  Conversion Agent .....................................   4
                  Conversion Price .....................................   4
                  Corporate Trust Office ...............................   4
                  Corporation ..........................................   4
                  Defaulted Interest ...................................   4
                  Disqualified Stock ...................................   4
                  Event of Default .....................................   4
                  GAAP .................................................   4
                  Holder ...............................................   4
                  Indebtedness .........................................   4
                  Indenture ............................................   5
                  Interest Payment Date ................................   5
                  Interest Swap Obligation .............................   5
                  Junior Securities ....................................   5
                  Lien .................................................   5
                  Maturity .............................................   5
                  Minimum Net Worth ....................................   6
                  Net Worth ............................................   6

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                  Officers' Certificate..................................  6
                  Opinion of Counsel.....................................  6
                  Outstanding ...........................................  6
                  Paying Agent ..........................................  7
                  Person ................................................  7
                  Predecessor Security...................................  7
                  Put ...................................................  7
                  Put Option  ...........................................  7
                  Redemption Date........................................  7
                  Redemption Price.......................................  7
                  Regular Record Date....................................  7
                  Repurchase Date........................................  7
                  Repurchase Event.......................................  7
                  Repurchase Price.......................................  7
                  Responsible Officer....................................  7
                  Securities ............................................  8
                  Security Register......................................  8
                  Security Registrar.....................................  8
                  Senior Indebtedness of the Company.....................  8
                  Special Record Date....................................  8
                  Stated Maturity........................................  8
                  Subsidiary ............................................  8
                  Tender Offer ..........................................  8
                  Trading Day ...........................................  8
                  Trustee ...............................................  9
                  Trust Indenture Act....................................  9
                  Vice President.........................................  9
                  Whole Subsidiary.......................................  9
         SECTION 102. Compliance Certificates and Opinions...............  9
         SECTION 103. Form of Documents Delivered to Trustee.............  9
         SECTION 104. Acts of Holders.................................... 10
         SECTION 105. Notices, Etc., to Trustee and Company.............. 11
         SECTION 106. Notice to Holders; Waiver.......................... 11
         SECTION 107. Language of Notices................................ 11
         SECTION 108. Effect of Headings and Table of Contents........... 12
         SECTION 109. Successors and Assigns............................. 12
         SECTION 110. Separability Clause................................ 12
         SECTION 111. Benefits of Indenture.............................. 12
         SECTION 112. Governing Law...................................... 12
         SECTION 113. Legal Holidays..................................... 12
         SECTION 114. Record Date........................................ 13

ARTICLE TWO
FORM OF SECURITIES....................................................... 13

         SECTION 201. Form Generally..................................... 13
         SECTION 202. Form of Face of Security........................... 13
         SECTION 203. Form of Reverse of Security........................ 15
         SECTION 204. Form of Trustee's Certificate of Authentication.... 19

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         SECTION 205. Form of Election to Convert........................ 19
         SECTION 206. Form of Transfer or Assignment by Holder........... 20
         SECTION 207. Form of Election to Repurchase..................... 21
         SECTION 208. Form of Election to Exercise Put Option............ 22

ARTICLE THREE
THE SECURITIES........................................................... 22

         SECTION 301. Title and Terms.................................... 22
         SECTION 302. Denominations...................................... 23
         SECTION 303. Execution, Authentication, Delivery and Dating..... 23
         SECTION 304. Temporary Securities............................... 24
         SECTION 305. Registration, Registration of Transfer and
                      Exchange........................................... 24
         SECTION 306. Mutilated, Destroyed, Lost and Stolen Securities... 26
         SECTION 307. Payment of Interest; Interest Rights Preserved..... 26
         SECTION 308. Persons Deemed Owners.............................. 28
         SECTION 309. Cancellation....................................... 28
         SECTION 310. Computation of Interest............................ 28

ARTICLE FOUR
SATISFACTION AND DISCHARGE............................................... 28

         SECTION 401. Satisfaction and Discharge of Indenture............ 28
         SECTION 402. Application of Trust Money......................... 30
         SECTION 403. Reinstatement...................................... 30

ARTICLE FIVE
REMEDIES................................................................. 30

         SECTION 501. Events of Default.................................. 30
         SECTION 502. Acceleration of Maturity; Rescission and Annulment. 32
         SECTION 503. Collection of Indebtedness and Suits for
                      Enforcement by Trustee............................. 33
         SECTION 504. Trustee May File Proofs of Claim................... 34
         SECTION 505. Trustee May Enforce Claims Without Possession of
                      Securities......................................... 34
         SECTION 506. Application of Money Collected..................... 35
         SECTION 507. Limitation on Suits................................ 35
         SECTION 508. Unconditional Right of Holders to Receive Principal,
                      Premium and Interest and to Convert................ 36
         SECTION 509. Restoration of Rights and Remedies................. 36
         SECTION 510. Rights and Remedies Cumulative..................... 36
         SECTION 511. Delay or Omission Not Waiver....................... 36
         SECTION 512. Control by Holders................................. 36
         SECTION 513. Waiver of Past Defaults............................ 37
         SECTION 514. Determination of a Majority for Consent or Waiver.. 37
         SECTION 515. Undertaking for Costs.............................. 37
         SECTION 516. Waiver of Stay or Extension of Laws................ 38

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ARTICLE SIX
THE TRUSTEE.............................................................. 38

         SECTION 601. Certain Duties and Responsibilities................ 38
         SECTION 602. Notice of Defaults................................. 39
         SECTION 603. Certain Rights of Trustee.......................... 39
         SECTION 604. Not Responsible for Recitals or Issuance of
                      Securities......................................... 40
         SECTION 605. May Hold Securities................................ 40
         SECTION 606. Money Held in Trust................................ 41
         SECTION 607. Compensation and Reimbursement..................... 41
         SECTION 608. Corporate Trustee Required; Eligibility............ 41
         SECTION 609. Resignation and Removal; Appointment of Successor.. 42
         SECTION 610. Acceptance of Appointment by Successor............. 43
         SECTION 611. Conflicting Interest............................... 43
         SECTION 612. Merger, Conversion, Consolidation or Succession to
                      Business........................................... 43
         SECTION 613. Preferential Collection of Claims Against the
                      Company............................................ 43

ARTICLE SEVEN
HOLDERS' LISTS AND REPORTS BY TRUSTEE, AND COMPANY....................... 44

         SECTION 701. Company to Furnish Trustee Names and Addresses of
                      Holders............................................ 44
         SECTION 702. Preservation of Information; Communications to
                      Holders............................................ 44
         SECTION 703. Reports by Company................................. 45
         SECTION 704. Reports by Trustee to Holders...................... 45

ARTICLE EIGHT
CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE..................... 46

         SECTION 801. Company May Consolidate, Etc., Only on Certain
                      Terms.............................................. 46
         SECTION 802. Successor Substituted for Company.................. 46

ARTICLE NINE
SUPPLEMENTAL INDENTURES.................................................. 47

         SECTION 901. Supplemental Indentures Without Consent of Holders. 47
         SECTION 902. Supplemental Indentures with Consent of Holders.... 47
         SECTION 903. Execution of Supplemental Indentures............... 48
         SECTION 904. Effect of Supplemental Indentures.................. 49
         SECTION 905. Reference in Securities to Supplemental Indentures. 49

ARTICLE TEN
COVENANTS................................................................ 49

         SECTION 1001. Payment of Principal, Premium and Interest........ 49
         SECTION 1002. Maintenance of Office or Agency................... 49
         SECTION 1003. Money for Security Payments to be Held in Trust... 50
         SECTION 1004. Statements of Officers of Company as to Default... 51

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         SECTION 1005. Limitations on Dividends, Redemptions, Etc........ 51
         SECTION 1006. Payment of Taxes and Other Claims................. 51
         SECTION 1007. Limitations on Restricting Subsidiary Dividends... 52
         SECTION 1008. Maintenance of Properties......................... 52
         SECTION 1009. Maintenance of Insurance.......................... 53
         SECTION 1010. Maintenance of Net Worth.......................... 53

ARTICLE ELEVEN
REDEMPTION OF SECURITIES................................................. 55

         SECTION 1101. Redemption at Option of the Company............... 55
         SECTION 1102. Redemption at Option of the Company (European
                       Call)............................................. 56
         SECTION 1103. Put Option........................................ 56
         SECTION 1104. Interest Installment Requirement.................. 56
         SECTION 1105. Notice of Redemption.............................. 56
         SECTION 1106. Deposit of Redemption Price....................... 57
         SECTION 1107. Securities Payable on Redemption Date............. 57
         SECTION 1108. Conversion Arrangements on Call for Redemption.... 58

ARTICLE TWELVE
CONVERSION OF SECURITIES................................................. 58

         SECTION 1201. Conversion Privilege and Conversion Price......... 58
         SECTION 1202. Exercise of Conversion Privilege.................. 59
         SECTION 1203. Fractions of Shares............................... 61
         SECTION 1204. Adjustment of Conversion Price.................... 61
         SECTION 1205. Notice of Adjustments of Conversion Price......... 67
         SECTION 1206. Notice of Certain Corporate Action................ 67
         SECTION 1207. Company to Reserve Common Stock................... 68
         SECTION 1208. Taxes on Conversions.............................. 68
         SECTION 1209. Covenant as to Common Stock....................... 68
         SECTION 1210. Cancellation of Converted Securities.............. 68
         SECTION 1211. Provisions in Case of Consolidation, Merger or
                       Sale of Assets.................................... 68
         SECTION 1212. Company to Cause Registration of Common Stock..... 69
         SECTION 1213. Disclaimer by Trustee of Responsibility for
                       Certain Matters................................... 69

ARTICLE THIRTEEN
SUBORDINATION OF SECURITIES.............................................. 70

         SECTION 1301. Agreements to Subordinate by Company.............. 70
         SECTION 1302. Distribution on Dissolution, Liquidation and
                       Reorganization; Subrogation....................... 70
         SECTION 1303. No Payment in Event of Default on Senior
                       Indebtedness...................................... 72
         SECTION 1304. Payments Permitted................................ 72
         SECTION 1305. Authorization to Trustee to Effect Subordination.. 72
         SECTION 1306. Notices to Trustee................................ 72
         SECTION 1307. Trustee as Holder of Senior Indebtedness of
                       Company........................................... 73
         SECTION 1308. Modification of Terms of Senior Indebtedness of
                       Company........................................... 73

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         SECTION 1309. Certain Conversions Not Deemed Payment............ 74
         SECTION 1310. Article Applicable to Paying Agents............... 74

ARTICLE FOURTEEN
RIGHT TO REQUIRE REPURCHASE.............................................. 74

         SECTION 1401. Right to Require Repurchase....................... 74
         SECTION 1402. Notice; Method of Exercising Repurchase Right..... 74
         SECTION 1403. Deposit of Repurchase Price....................... 75
         SECTION 1404. Securities Not Repurchased on Repurchase Date..... 76
         SECTION 1405. Securities Repurchased In Part.................... 76
         SECTION 1406. Certain Definitions............................... 76
         SECTION 1407. Repurchase Causing Default........................ 77

Note: This table of contents shall not, for any purpose, be deemed to be a part of the Indenture.

                                       vi
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                             CROSS-REFERENCE TABLE*

                                                                       Indenture
TIA Section                                                             Section

310(a)(1)...................................................................608
      (a)(2)................................................................608
      (a)(3)...............................................................N.A.
      (a)(4)...............................................................N.A.
      (a)(5)................................................................608
      (b)....................................................608; 609; 610; 611
      (c)..................................................................N.A.

311(a)......................................................................614
      (b)...................................................................614
      (c)..................................................................N.A.

312(a)......................................................................701
      (b)...................................................................702
      (c)...................................................................702

313(a)......................................................................704
      (b)(1)...............................................................N.A.
      (b)(2)................................................................704
      (c)..............................................................106, 704
      (d)...................................................................704

314(a)................................................................703, 1004
      (b)..................................................................N.A.
      (c)(1)................................................................102
      (c)(2)................................................................102
      (c)(3)...............................................................N.A.
      (d)..................................................................N.A.
      (e)...................................................................102
      (f)..................................................................N.A.

315(a)......................................................................601
      (b)...................................................................602
      (c)...................................................................601
      (d)...................................................................601
      (e)...................................................................515

316(a)(last sentence).......................................................514
      (a)(1)(A).............................................................512
      (a)(1)(B).............................................................513
      (a)(2)...............................................................N.A.
      (b)..................................................................1001
      (c)...................................................................114

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317(a)(1)...................................................................503
      (a)(2)................................................................504
      (b)...................................................................607

318(a)......................................................................112
      (b)..................................................................N.A.
      (c)...................................................................112

- --------------------

* This Cross-Reference Table is not part of the Indenture. N.A. means not applicable.

                  INDENTURE, dated as of July 12, 1996, between AMVESTORS FINANCIAL CORPORATION, a corporation duly organized and existing under the laws of the State of Kansas (herein called the "Company"), having its principal executive office at 415 S.W. Eighth Avenue, Topeka, Kansas 66603, (913) 295-4410, and BOATMEN'S TRUST COMPANY, as Trustee (herein called the "Trustee"), having its principal executive office at 510 Locust Street, Post Office Box 14737, St. Louis, Missouri 63178-4737, (314) 466-1354.


                             RECITALS OF THE COMPANY

                  The Company has duly authorized the creation of an issue of its 3% Convertible Subordinated Debentures Due 2003 (herein called the "Securities") of substantially the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture.

                  All things necessary to make the Securities, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and to make this Indenture a valid agreement of the Company, in accordance with their and its terms, have been done.

                  NOW, THEREFORE, THIS INDENTURE WITNESSETH:

                  For and in consideration of the premises and the purchase of the Securities b y the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders, as follows:


                                   ARTICLE ONE

             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

SECTION 101. Definitions.

                  For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

                  (1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

                  (2) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP; and

                  (3) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

                  Certain terms, used principally in Article Five, are defined in that Article.

                  "Accelerated Payment Date" has the meaning specified in
Section 1010.

                  "Accrued Current Interest" means unpaid cash interest on the principal amount of a Security calculated at the rate of 3% per annum from, and including, the most recent Interest Payment Date, calculated on a compound annual basis based on a 360-day year consisting of twelve 30-day months.

                  "Accrued Deferred Interest" means unpaid interest on the principal amount of a Security calculated at the rate of 4.25% per annum from the date of issuance of such Security, calculated on a compound annual basis based on a 360-day year consisting of twelve 30-day months.

                  "Acquired Indebtedness" means Indebtedness of a Person existing at the time such Person becomes a Subsidiary of the Company or assumed in connection with the acquisition by the Company or a Subsidiary of the Company of assets from such Person, and not incurred in connection with, or in anticipation of, such Person becoming a Subsidiary of the Company or such acquisition.

                  "Act," when used with respect to any Holder, has the meaning specified in Section 104.

                  "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Board of Directors" means the board of directors of the Company or any duly authorized committee of that board.

                  "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

                  "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the City of New York, New York are authorized or obligated by law, regulation or executive order to close.

                  "Capital Stock" means, with respect to any Person, any shares, interests, participations or other ownership interests (however designated) of the capital stock of a Person and any rights (other than debt securities convertible into capital stock), warrants or options to purchase any of the foregoing, including without limitation each class of common stock and preferred stock of such Person if such Person is a corporation and each general and limited partnership interest or other equity interest of such Person, if such Person is a partnership.

                  "Capitalized Lease Obligation" means obligations under a lease that are required to be capitalized for financial reporting purposes in accordance with GAAP (including Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board as in effect from time to time) and the amount of Indebtedness represented by such obligations shall be the capitalized amount of such obligations, as determined in accordance with GAAP.

                  "Closing Price" on any Trading Day with respect to the per share price of Common Stock means the last reported sales price or, in case no such reported sale takes place on such Trading Day, the average of the reported closing bid and asked prices in either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the Nasdaq National Market or the Nasdaq Small Capitalization Market, as the case may be, or, if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted on the Nasdaq National Market or the Nasdaq Small Capitalization Market, the closing bid price in the over-the-counter market as furnished by any New York Stock Exchange member firm that is selected from time to time by the Company for that purpose and is reasonably acceptable to the Trustee.

                  "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, as amended, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Securities Exchange Act of 1934, as amended, then the body performing such duties at such time.

                  "Common Stock" includes any stock of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which is not subject to redemption by the Company. However, subject to the provisions of Article Twelve, shares issuable on conversion of Securities shall include only shares of the class designated as Common Stock of the Company at the date of this Indenture or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which are not subject to redemption by the Company; provided, that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

                  "Company" means the Person named as the "Company" in the first paragraph of this Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Indenture and thereafter "Company" shall mean such successor Person.

                  "Company Request" or "Company Order" means a written request or order signed in the name of the Company by its Chairman of the Board, President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

                  "Consolidated Total Assets" means, as of any date of determination, the consolidated total assets of the Company and its subsidiaries, determined in accordance with GAAP.

                  "Conversion Agent" means any Person authorized by the Company to deliver Common Stock on conversion of Securities.

                  "Conversion Price" is $17.125 per share, or at the current adjusted conversion price if an adjustment has been made as provided in the Indenture.

                  "Corporate Trust Office" means the principal office of the Trustee at which at any particular time its corporate trust business shall be administered.

                  "Corporation" means a corporation, association, company, joint-stock company, limited liability company or business trust.

                  "Defaulted Interest" has the meaning specified in Section 307.

                  "Disqualified Stock" means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or in mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable, at the option of the Holder thereof, in whole or in part, on or prior to the earlier of the maturity date of the Securities or the date on which no Securities remain outstanding.

                  "Event of Default" has the meaning specified in Section 501.

                  "GAAP" means United States generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession, which are applicable to the circumstances from time to time.

                  "Holder" means a Person in whose name a Security is registered in the Security Register.

                  "Indebtedness" means, with respect to any Person, (i) all liabilities, contingent or otherwise, of such Person (a) for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (b) evidenced by bonds, notes, debentures or similar instruments or letters of credit or representing the balance deferred and unpaid of the purchase price of any property or services (except any such balance that constitutes a trade payable in the ordinary course of business that is not overdue by more than 90 days or is being contested in good faith), (c) evidenced by bankers' acceptances or similar instruments issued or accepted by banks or Interest Swap Obligations or (d) for the payment of money relating to a Capitalized Lease Obligation; (ii) reimbursement obligations of such Person with respect to letters of credit (other than obligations with respect to letters of credit securing obligations (other than obligations described in (i) above) entered into in the ordinary course of business of such Person) to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit; (iii) all liabilities of other Persons of the kind described in the preceding clause (i) or (ii) that such Person has guaranteed or that is otherwise its legal liability (provided that the amount of liability attributable to such guarantee or other legal liability shall be deemed to be the maximum amount for which such Person could be liable under such guarantee or otherwise); (iv) all obligations evidenced by Liens to which the property (including, without limitation, leasehold interests and any other tangible or intangible property rights) of such Person is subject, whether or not the obligations secured thereby shall have been assumed by or shall otherwise be such Person's legal liability (provided that, if the obligations have not been assumed or become the legal liability of such Person, the amount of the liability shall be deemed to be an amount not to exceed the fair market value of the property or properties to which the Liens relate, as determined by such Person in good faith and as set forth in an Officer's Certificate delivered to the Trustee); and (v) any and all deferrals, renewals, extensions, refinancings and refundings (whether direct or indirect) of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (i) through (iv) whether or not between or among the same parties.

                  "Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

                  "Interest Payment Date" means June 15 or December 15 of each year, as appropriate, and July 12, 2003 for any remaining Outstanding Securities.

                  "Interest Swap Obligation" means any obligation of any Person pursuant to any arrangement with any other Party whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a fixed or floating rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or floating rate of interest on the same notional amount; provided, that the term "Interest Swap Obligation" shall also include interest rate exchange, collar, cap, swap option or similar agreements intended to provide interest or currency rate protection.

                  "Junior Securities" means (i) shares of Common Stock, (ii) shares of any other class or classes of capital stock of the Company (iii) any other non-debt securities of the Company (whether or not such other securities are convertible into Junior Securities) and (iv) debt securities of the Company (other than Senior Indebtedness and the Debentures) that are subordinated to the Debentures pursuant to an express provision in either the instrument creating or evidencing such debt securities or pursuant to which such debt securities are outstanding.

                  "Lien" means any mortgage, lien, pledge, charge, security interest, or other encumbrance of any kind, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement and any lease deemed to constitute a security interest and any option or other agreement to give any security interest).

                  "Maturity," when used with respect to any Security, means the date on which the principal of such Security becomes due and payable as therein or herein provided, whether at the Stated Maturity or the Accelerated Payment Date, or by declaration of acceleration, call for redemption, repurchase or otherwise.

                  "Minimum Net Worth" means $147.5 million, plus the net proceeds to the Company from any offering of Common Stock by the Company that is consummated after the date of the Indenture.

                  "Net Worth" of a Person as of any date means the amount of equity of the holders of Capital Stock of such Person which would appear on the balance sheet of such Person as of such date, determined in accordance with GAAP without giving effect to Statement of Financial Account Standards No. 115 ("SFAS No. 115").

                  "Officers' Certificate" means a certificate signed by the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Company, and delivered to the Trustee.

                  "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Company and who shall be reasonably acceptable to the Trustee. Such counsel may be an employee of or counsel to the Company.

                  "Outstanding," when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

                  (i) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

                  (ii) Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities in accordance with the provisions of Section 401; provided, that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and

                  (iii) Securities which have been replaced pursuant to Section 306 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.

                  "Paying Agent" means any Person authorized by the Company to pay the principal of (and premium, if any) or interest on any Securities on behalf of the Company.

                  "Person" means any individual, Corporation, partnership, joint venture, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                  "Predecessor Security" of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 306 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

                  "Put Date" has the meaning specified in Section 1103.

                  "Put Option" has the meaning specified in Section 1103.

                  "Redemption Date," when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

                  "Redemption Price," when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

                  "Regular Record Date" for the interest payable on any Interest Payment Date means the June 1 or December 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

                  "Repurchase Date" is the date 30 days after the Company gives notice of a repurchase event.

                  "Repurchase Event" has the meaning specified in Section 1406.

                  "Repurchase Price" equals 101% of the principal amount of a Security to be purchased by the Company as a result a Repurchase Event, together with any Accrued Current Interest to the Repurchase Date.

                  "Responsible Officer," when used with respect to the Trustee, means the chairman or any vice-chairman of the board of directors, the chairman or any vice-chairman of the executive committee of the board of directors, the chairman of the trust committee, the president, any vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller or any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer of the Trustee to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

                  "Securities" has the meaning specified in the first recital of this Indenture and more particularly means any Securities authenticated and delivered under this Indenture.

                  "Security Register" and "Security Registrar" have the respective meanings specified in Section 305.

                  "Senior Indebtedness of the Company" means (a) the principal of, and premium, if any, and unpaid interest (whether accruing before or after filing of any petition in bankruptcy or any similar proceedings by or against the Company and whether or not allowed as a claim in bankruptcy or any similar proceeding), and all other amounts due on or in connection with the following, whether heretofore or hereafter created, incurred, assumed or guaranteed: (i) all Indebtedness for borrowed money created, incurred, assumed or guaranteed by the Company (other than Indebtedness evidenced by the Securities and Indebtedness which by the terms of the instrument creating or evidencing the same is specifically stated to be not superior in right of payment to the Securities); (ii) bankers' acceptances and reimbursement obligations under letters of credit; (iii) obligations of the Company under interest rate and currency swaps, caps, floors, collars or similar agreements or arrangements intended to protect the Company against fluctuations in interest or currency rates; (iv) any other Indebtedness evidenced by a note or written instrument;
(v) obligations of the Company under any agreement to lease, or lease of, any real or personal property, which obligations are required to be capitalized on the books of the Company in accordance with GAAP (other than leases which by their terms are specifically stated to be not superior in right of payment to the Securities); and (vi) guarantees by the Company of similar obligations of others similar to those described in clauses (i) through (v) above; and (b) all deferrals, modifications, renewals or extensions of such Indebtedness, and any debentures, notes or other evidence of Indebtedness issued in exchange for such Indebtedness or to refund, replace or refinance the same.

                  "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 307.

                  "Stated Maturity," when used with respect to any Security or any installment of interest thereon, means the date specified in such Security as the fixed date on which the principal of or the installment of interest on such Security is due and payable.

                  "Subsidiary" means a Person more than 50% of the outstanding Voting Capital Stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries. For the purposes of this definition, "Voting Capital Stock" means Capital Stock which originally has voting power for the election of directors (or similar governing body), whether at all times or only so long as no senior class of Capital Stock has such voting power by reason of any contingency.

                  "Tender Offer" has the meaning specified in Section 1204.

                  "Trading Day" means each Monday, Tuesday, Wednesday, Thursday and Friday, other than any day on which securities are not traded on the applicable securities exchange or in the applicable securities market.

                  "Trustee" means the Person named as the "Trustee" in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

                  "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939, as amended and as in force at the date as of which this instrument was executed, provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment the Trust Indenture Act of 1939 as so amended.

                  "Vice President," when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president."

                  "Whole Subsidiary" or "Whole Subsidiaries" means a Subsidiary or Subsidiaries which are wholly owned directly or indirectly by the Company.

SECTION 102. Compliance Certificates and Opinions.

                  Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

                  Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                  (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

                  (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

SECTION 103. Form of Documents Delivered to Trustee.

                  In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such

Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

                  Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which this certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company, stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

                  Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument

SECTION 104. Acts of Holders.

                  (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 601) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

                  (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

                  (c) The record ownership of Securities shall be proved by the Security Register.

                  (d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of any Holder shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

SECTION 105. Notices, Etc., to Trustee and Company.

                  Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

                  (1) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing by hand-delivery, mail, overnight courier or facsimile to or with the Trustee, addressed to it at the address of its Corporate Trust Office specified in the first paragraph of this Indenture, Attention: Corporate Trust Department, or

                  (2) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or filed in writing by hand-delivery, mail, overnight courier or facsimile to the Company, addressed to it at the address of its principal office specified in the first paragraph of this Indenture or at any other address previously furnished in writing to the Trustee by the Company.

SECTION 106. Notice to Holders; Waiver.

                  Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given or provided. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

                  In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

SECTION 107. Language of Notices.

                  Any request, demand, authorization, direction, notice, consent, election or waiver required or permitted under this Indenture shall be in the English language, except that, if the Company so elects, any published notice may be in an official language of the country of publication.

SECTION 108. Effect of Headings and Table of Contents.

                  The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 109. Successors and Assigns.

                  All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

SECTION 110. Separability Clause.

                  In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 111. Benefits of Indenture.

                  Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto (including, without limitation, any Paying Agent or Registrar) and their successors hereunder, the holders of Senior Indebtedness of the Company, and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 112. Governing Law.

                  This Indenture and the Securities shall be governed by and construed in accordance with the Trust Indenture Act and the laws of the State of Kansas as applied to agreements made or instruments entered into and, in each case, performed in said state, without regard to principles of conflict of laws. Under TIA Section 318(a) and (c) all prescribed indenture provisions are specifically adopted in this Indenture, despite any language to the contrary.

SECTION 113. Legal Holidays.

                  In any case where any Interest Payment Date, Redemption Date, Repurchase Date, Accelerated Payment Date, Maturity or Stated Maturity of any Security shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities) payment of interest or principal (and premium, if any) or conversion of the Securities need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Redemption Date, Repurchase Date, Accelerated Payment Date, Maturity or at the Stated Maturity, provided that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date, Repurchase Date, Accelerated Payment Date or Stated Maturity, as the case may be.

SECTION 114. Record Date.

                  The record date for purposes of determining the identity of Holders entitled to vote or consent to any action by vote or consent authorized or permitted under Sections 512 and 513 shall be determined as provided for in TIA Section 316(c).

                                   ARTICLE TWO

                               FORM OF SECURITIES

SECTION 201. Form Generally.

                  The Securities and the Trustee's certificate of authentication shall be in substantially the forms set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends (in addition to the legend set forth in Section 202 below) or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution thereof. Any portion of the text of any Security may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Security.

                  The definitive Securities shall be printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Securities may be listed, all as determined by the officers executing such Securities as evidenced by their execution thereof.

SECTION 202. Form of Face of Security.

THIS SECURITY AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR WITH ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE OR OTHER JURISDICTION OF THE UNITED STATES. THIS SECURITY AND THE COMMON STOCK INTO WHICH IT MAY BE CONVERTED MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT OR PURSUANT TO AN EXEMPTION THEREFROM AND IS OTHERWISE SUBJECT TO CERTAIN CONDITIONS AND RESTRICTIONS SET FORTH IN THE PURCHASE AGREEMENT AND REGISTRATION RIGHTS AGREEMENT BETWEEN THE COMPANY AND THE HOLDER.

UNTIL 40 DAYS AFTER THE TERMINATION OF THE OFFERING OF THIS SECURITY (THE "RESTRICTED PERIOD"), THE OFFER, SALE, PLEDGE OR TRANSFER OF THIS SECURITY AND THE COMMON STOCK INTO WHICH IT MAY BE CONVERTED IS SUBJECT TO CERTAIN CONDITIONS AND RESTRICTIONS SET FORTH IN THE PURCHASE AGREEMENT AND REGISTRATION RIGHTS AGREEMENT BETWEEN THE COMPANY AND THE HOLDER, AND MAY NOT BE SOLD TO A "U.S. PERSON" OR INTO THE UNITED STATES.

FOLLOWING THE REGISTRATION OF THIS SECURITY (AND THE COMMON STOCK INTO WHICH IT MAY BE CONVERTED) THE OFFER, SALE, PLEDGE OR TRANSFER OF THIS SECURITY AND THE COMMON STOCK INTO WHICH IT MAY BE CONVERTED IS SUBJECT TO CERTAIN CONDITIONS AND RESTRICTIONS SET FORTH IN THE PURCHASE AGREEMENT AND REGISTRATION RIGHTS AGREEMENT BETWEEN THE COMPANY AND THE HOLDER.

                         AMVESTORS FINANCIAL CORPORATION
                 3% Convertible Subordinated Debenture Due 2003

No.__________                                                        $__________

                  AMVESTORS FINANCIAL CORPORATION, a Kansas corporation (herein called the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to __________ or its registered assigns, the principal sum of __________ United States Dollars on July 12, 2003, and to pay interest thereon from July 12, 1996, payable semi-annually on June 15 and December 15 in each year, commencing December 15, 1996, at the rate of 3% per annum, on a compound annual basis based on a 360-day year consisting of twelve 30-day months, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the June 1 or December 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered on the Security Register maintained by the Security Registrar at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in the City of Chicago, Illinois, the borough of Manhattan, City of New York, New York, the City of St. Louis, Missouri or such other office or agency of the Company as may be maintained for that purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

                  Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

                  IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                                        AMVESTORS FINANCIAL CORPORATION

                                        By
                                          --------------------------------------
Attest:

- ---------------------------------------

SECTION 203. Form of Reverse of Security.

                         AMVESTORS FINANCIAL CORPORATION
                 3% CONVERTIBLE SUBORDINATED DEBENTURE DUE 2003

                  This Security is one of a duly authorized issue of Securities of the Company designated as its 3% Convertible Subordinated Debentures Due 2003 (herein called the "Securities"), limited in aggregate principal amount to $65,000,000, issued and to be issued under an Indenture, dated as of July 12, 1996 (herein called the "Indenture"), between the Company and Boatmen's Trust Company, as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which the Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, the holders of Senior Indebtedness of the Company, and the holders of the Securities (herein called the "Holders") and of the terms upon which the Securities are, and are to be, authenticated and delivered.

                  Subject to and upon compliance with the provisions of the Indenture, the Holder is entitled, at his option, at any time and from time to time, on or before the close of business on July 12, 2003, or in case this Security is called for redemption, then in respect of this Security until and including, but (unless the Company defaults in making the payment due upon redemption) not after, the close of business on the fifth (5th) day preceding the Redemption Date, to convert this Security (or any portion of the principal amount hereof which is $1,000 or an integral multiple thereof), at the principal amount hereof, or of such portion, into fully paid and nonassessable shares of Common Stock of the Company at the Conversion Price, by surrender of this Security, duly endorsed or assigned to the Company or in blank, to the Company at its office or agency in the City of Chicago, Illinois, the borough of Manhattan, City of New York, New York, the City of St. Louis, Missouri, or such other office or agency of the Company as may be maintained for that purpose, accompanied by written notice to the Company that the Holder hereof elects to convert this Security, or if less than the entire principal amount hereof is to be converted, the portion hereof to be converted, and, in case such surrender shall be made during the period from the close of business on any Regular Record Date next preceding any Interest Payment Date to the opening of business on such Interest Payment Date (unless this Security or the portion thereof being converted matures prior to such Interest Payment Date or has been called for redemption on a Redemption Date within such period), also accompanied by a wire transfer or certified or bank check made payable to the Company in funds acceptable to the Company of an amount equal to the interest payable on such Interest Payment Date on the principal amount of this Security then being converted. Subject to the aforesaid requirement for payment and, in the case of a conversion after the Regular Record Date next preceding any Interest Payment Date and on or before such Interest Payment Date, to the right of the Holder (or of any Predecessor Security) of record at such Regular Record Date to receive an installment of interest (with certain exceptions provided in the Indenture), no payment or adjustment is to be made on conversion for Accrued Current Interest and Accrued Deferred Interest or for dividends on the Common Stock issued on conversion (with certain exceptions provided in the Indenture). No fractions of shares or scrip representing fractions of shares will be issued on conversion, but instead of such fractional shares the Company may either issue a number of shares of Common Stock which reflects a rounding up to the next whole number or pay a cash adjustment as provided in the Indenture. The Conversion Price is subject to adjustment as provided in the Indenture. In addition, the Indenture provides that in case of certain consolidations or mergers to which the Company is a party or the transfer of all or substantially all of the assets of the Company, the Indenture shall be amended, without the consent of any Holders, so that this Security, if then outstanding, will be convertible thereafter, during the period this Security shall be convertible as specified above, only into the kind and amount of securities, cash and other property receivable upon the consolidation, merger or transfer by a holder of the number of shares of Common Stock into which this Security might have been converted immediately prior to such consolidation, merger or transfer (assuming such holder of Common Stock failed to exercise any rights of election and received per share the kind and amount received per share by a plurality of non-electing shares).

                  In the event of conversion of this Security in part only, a new Security or Securities for the unconverted portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

                  This Security will be redeemable, at the option of the Company, in whole, but not in part, on any date on or after July 1, 1999 and prior to Maturity at a Redemption Price (as expressed as a percentage of principal amount) set forth below with respect to the indicated Redemption Date.

                  If redeemed during the twelve month period beginning July 1:

                1999                                     103.00
                2000                                     102.25
                2001                                     101.50
                2002                                     100.75
                on July 12, 2003                         100.00

                  In addition, at the time of such redemption the Holder will receive Accrued Current Interest and Accrued Deferred Interest to the Redemption Date. If the Holder converts Securities following notice of such redemption, the Holder will receive Accrued Current Interest and Accrued Deferred Interest to the date of conversion.

                  This Security may also be redeemed at the option of the Company after August 12, 1996, in whole, but not in part, at its principal amount plus Accrued Current Interest to the Redemption Date, if for 20 consecutive trading days immediately preceding the fifth day prior to notice of redemption, the average closing sale price of the Common Stock has equaled or exceeded 135% of the Conversion Price, subject to adjustment in the case of the same events which would result in an adjustment of the Conversion Price as provided in Section 1204 of the Indenture. Interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable on the Interest Payment Date for such installment to the Holder hereof (or of any Predecessor Security) of record at the close of business on the Regular Record Date referred to on the face hereof, all as provided in the Indenture.

                  This Security may be redeemed, in whole or in part, in increments of $1,000 on September 30, 2001, at the option of the Holder hereof, at 124.250% of the principal amount to be redeemed plus Accrued Current Interest to September 30, 2001. To exercise this put option, the Holder must deliver this Security, duly endorsed or assigned to the Company or in blank, to the Company at its office or agency in the City of Chicago, Illinois, the borough of Manhattan, City of New York, New York, the City of St. Louis, Missouri, or such other office or agency of the Company as may be maintained for that purpose, accompanied by written notice to the Company that the Holder elects this put option, on or before June 30, 2001, but not prior to April 30, 2001.

                  The Indebtedness evidenced by this Security is, to the extent provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness of the Company, and this Security is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes.

                  If an Event of Default shall occur and be continuing, the principal of all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

                  The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities at the time Outstanding, on behalf of all the Holders, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder hereof shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

                  No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed or to convert this Security as provided in the Indenture.

                  As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in the City of Chicago, Illinois, the borough of Manhattan, City of New York, New York, the City of St. Louis, Missouri, or such other office or agency of the Company as may be maintained for that purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

                  The Securities are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities are exchangeable for a like aggregate principal amount of Securities of a different authorized denomination, as requested by the Holder surrendering the same.

                  With respect to the registration of any proposed transfer of Securities, the Security Registrar shall register the transfer of such Securities only if the Company in good faith does not believe that such transfer violates any state or federal securities laws, and

         (A) During the forty (40) days following the termination of the offering of the Securities by the Company, the Company delivers to the Security Registrar, after receipt of same from Purchaser: (x) a written certification that neither record nor beneficial ownership of the Securities or the underlying Common Stock shares have been offered or sold in the United States or to, or for the account or benefit of, any "U.S. person," and that Purchaser has not engaged in any activity for the purpose of, or which may reasonably be expected to have had the effect of, conditioning the market in the United States for the Securities or the underlying Common Stock, (y) a written certification of the proposed transferee that such transferee (or any account for which such transferee is acquiring such Securities or underlying Common Stock) is not a "U.S. person" and is not acquiring such Securities or underlying Common Stock for the account or benefit of a "U.S. person," and, if requested by the Company following receipt of (x) and (y), (z) a written opinion of United States counsel satisfactory to the Company in form and substance satisfactory to the Company to the effect that the offer, sale and transfer of the Securities or underlying Common Stock are exempt from registration under the Securities Act; or

         (B) After completion of the forty (40) days following the termination of the offering of the Securities by the Company, unless registered under the Securities Act of 1933, as amended, any proposed offer, sale or transfer of any of the Securities (or underlying Common Stock) (x) to, or for the account or benefit of, any "U.S. person" or in the

         United States shall be subject to the condition that the Purchaser must deliver to the Company (i) a written opinion of United States counsel satisfactory to the Company in form and substance satisfactory to the Company to the effect that the offer, sale and transfer of such Securities or underlying Common Stock shares are exempt from registration under the Securities Act and such other documentation as is reasonably related to the opinion, or (ii) such other documentation for such exemption as the Company deems appropriate or (y) to a person other than a "U.S. person" and outside the United States shall be subject to the condition that the proposed transferee deliver a written certification that such transferee (or any account for which such transferee is acquiring such Securities or underlying Common Stock) is not a "U.S. person" and is not acquiring such Securities or underlying Common Stock for the account or benefit of a "U.S. person."

                  No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

                  All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

SECTION 204. Form of Trustee's Certificate of Authentication.

                  This is one of the Securities referred to in the within-mentioned Indenture.

                                        BOATMEN'S TRUST COMPANY
                                        as Trustee

Dated:                                  By:
      -------------------------------      -------------------------------------
                                           Authorized Signatory

SECTION 205. Form of Election to Convert.

To AMVESTORS FINANCIAL CORPORATION

                  The undersigned Holder of this Security hereby irrevocably exercises the option to convert this Security, or the portion below designated, into shares of Common Stock of AMVESTORS FINANCIAL CORPORATION in accordance with the terms of the Indenture referred to in this Security, and directs that the shares issuable and deliverable upon conversion, together with any check in payment for fractional shares, be issued in the name of and delivered to the undersigned registered Holder hereof, unless a different name has been indicated in the assignment below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. Any amount required to be paid by the undersigned on account of interest accompanies this Security.

Dated:
      -------------------------------

Portion of Security to be
converted ($1,000 or an
integral multiple thereof):

$                                     Your Signature:
 ------------------------------------                ---------------------------
                                                     (Sign exactly as your name
                                                     appears on the face of this
                                                     Security)

                                                     If shares of Common Stock
                                                     are to be issued and
                                                     registered otherwise than
                                                     to the registration Holder
                                                     named above, please print
                                                     or typewrite name and
                                                     address, including zip
                                                     code, and social security
                                                     or other taxpayer
                                                     identification number.

                                      ------------------------------------------

                                      ------------------------------------------

                                      ------------------------------------------

Signature Guarantee:
                    ------------------------------------------------------------
                          (Participant in recognized signature guarantee
                           medallion program or other assurance reasonably acceptable to the Company and to the Security Registrar, for example, from a major bank located in the country of a foreign Holder)

NOTE: If the Holder is a corporation, such Holder must furnish a corporate resolution, with its corporate seal attached. If the corporation is not required by law to possess and use a seal, certification to that fact should accompany this form.

SECTION 206. Form of Transfer or Assignment by Holder.

                  To assign this Security, fill in the form below: (I) or (We) assign and transfer this Security to

- --------------------------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. no.)

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

and irrevocably appoint __________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him or her.

Date:
     --------------------------------

                            Your Signature:
                                           -------------------------------------
                                           (Sign exactly as your name appears on
                                            the face of this Security)

Signature Guarantee:
                    ------------------------------------------------------------
                           (Participant in recognized signature guarantee medallion program or other assurance reasonably acceptable to the Company and to the Security Registrar, for example, from a major bank located in the country of a foreign Holder)

NOTE: If the Holder is a corporation, such Holder must furnish a corporate resolution, with its corporate seal attached. If the corporation is not required by law to possess and use a seal, certification to that fact should accompany this form.

SECTION 207. Form of Election to Repurchase.

                  If you want to elect to have all or any part of this Security repurchased by the Company pursuant to Article 14 of the Indenture check the following box.

                                       | |

                  If you want to have only part of the Security purchased by the Company pursuant to Article 14 of the Indenture, state the amount you elect to have repurchased:

$
 --------------------------------

Date:
     ----------------------------

                            Your Signature:
                                           -------------------------------------
                                           (Sign exactly as your name appears on
                                           the face of this Security)

Signature Guarantee:
                    ------------------------------------------------------------
                           (Participant in recognized signature guarantee medallion program or other assurance reasonably acceptable to the Company and to the Security Registrar, for example, from a major bank located in the country of a foreign Holder)

NOTE: If the Holder is a corporation, such Holder must furnish a corporate resolution, with its corporate seal attached. If the corporation is not required by law to possess and use a seal, certification to that fact should accompany this form.

SECTION 208. Form of Election to Exercise Put Option.

To AMVESTORS FINANCIAL CORPORATION

                  The undersigned owner of this Security hereby exercises the option to redeem this Security, or the portion below designated, at 124.250% of the principal amount redeemed plus interest accrued and payable in accordance with the terms of the Indenture referred to in this Security, and directs that the check for payment be issued in the name of and delivered to the undersigned registered Holder hereof.

Dated:
      --------------------------------

Portion of Security to be
redeemed ($1,000 or an
integral multiple thereof):

$                                     Your Signature:
 ------------------------------------                ---------------------------
                                                     (Sign exactly as your name
                                                     appears on the face of this
                                                     Security)

Signature Guarantee:
                    ------------------------------------------------------------
                           (Participant in recognized signature guarantee medallion program or other assurance reasonably acceptable to the Company and to the Security Registrar, for example, from a major bank located in the country of a foreign Holder)

NOTE: If the Holder is a corporation, such Holder must furnish a corporate resolution, with its corporate seal attached. If the corporation is not required by law to possess and use a seal, certification to that fact should accompany this form.

                                  ARTICLE THREE

                                 THE SECURITIES

SECTION 301. Title and Terms.

                  The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is limited to $65,000,000.

                  The Securities shall be known and designated as the "3% Convertible Subordinated Debentures Due 2003" of the Company. Their Maturity shall be July 12, 2003, and they shall bear interest at the rate of 3% per annum from the date of original issue payable semi-annually on June 15 and December 15, commencing December 15, 1996, on a compound annual basis based on a 360-day year, unless earlier converted, redeemed or repurchased.

                  The principal of (and premium, if any) and interest on the Securities shall be payable at the office or agency of the Company in the City of St. Louis, Missouri, or such other office or agency of the Company as may be maintained for that purpose; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

                  The Securities shall be redeemable as provided in Article Eleven.

                  The Securities shall be convertible as provided in Article Twelve.

                  The Securities shall be subordinated in right of payment to Senior Indebtedness of the Company, as provided in Article Thirteen.

                  The Securities shall be subject to repurchase by the Company, at the option of the Holders, as provided in Article Fourteen.

SECTION 302. Denominations.

                  The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 and any integral multiple thereof.

SECTION 303. Execution, Authentication, Delivery and Dating.

                  The Securities shall be executed on behalf of the Company, by its Chairman of the Board or President or one of its Vice Presidents, under its corporate seal reproduced thereon attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Securities may be manual or facsimile.

                  Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company, shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

                  At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities; and the Trustee in accordance with such Company Order shall authenticate and deliver such Securities as in this Indenture provided and not otherwise.

                  Each Security shall be dated the date of its authentication.

                  No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by or on behalf of the Trustee by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

SECTION 304. Temporary Securities.

                  Pending the preparation of definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, mimeographed, photocopied, written or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers of the Company executing such Securities may determine, as conclusively evidenced by their execution of such Securities. The execution by the Company may be printed, lithographed, mimeographed, photocopied, written or otherwise produced, on such temporary Securities.

                  If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at any office or agency of the Company designated pursuant to Section 1002, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations. Until so exchanged the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

SECTION 305. Registration, Registration of Transfer and Exchange.

                  The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office being herein sometimes referred to as the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. The Trustee is hereby appointed "Security Registrar" for the purpose of registering Securities and transfers of Securities as herein provided.

                  Upon surrender for registration of transfer of any Security at an office or agency of the Company designated pursuant to Section 1002 for such purpose, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denominations and of a like aggregate principal amount.

                  At the option of the Holder, Securities may be exchanged for other Securities of any authorized denominations and of a like aggregate principal amount, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

                  All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

                  Every Security presented or surrendered for registration of transfer or for exchange or redemption or repurchase shall (if so required by the Company or the Security Registrar) be duly endorsed, or be accompanied by a written instrument of transfer in the form given in Section 205, 206, 207 or 208, duly executed, by the Holder thereof or his attorney or agent duly authorized in writing. Additionally, if the Holder is a corporation, the Holder must furnish a corporate resolution, with its corporate seal attached, that authorizes the action to be taken and the person signing the form. If the corporation is not required by law to possess and use a seal, certification to that fact should accompany the form.

                  No service charge shall be made for any registration of transfer, exchange or redemption or repurchase of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer, exchange or redemption or repurchase of Securities, other than exchanges pursuant to Section 304, 905, 1202 or 1302 not involving any transfer.

                  With respect to the registration of any proposed transfer of Securities, the Security Registrar shall register the transfer of such Securities only if the Company in good faith does not believe that such transfer violates any state or federal securities laws, and

         (A) During the forty (40) days following the termination of the offering of the Securities by the Company, the Company delivers to the Security Registrar, after receipt of same from Purchaser: (x) a written certification that neither record nor beneficial ownership of the Securities or the underlying Common Stock shares have been offered or sold in the United States or to, or for the account or benefit of, any "U.S. person," and that Purchaser has not engaged in any activity for the purpose of, or which may reasonably be expected to have had the effect of, conditioning the market in the United States for the Securities or the underlying Common Stock, (y) a written certification of the proposed transferee that such transferee (or any account for which such transferee is acquiring such Securities or underlying Common Stock) is not a "U.S. person" and is not acquiring such Securities or underlying Common Stock for the account or benefit of a "U.S. person," and, if requested by the Company following receipt of (x) and (y), (z) a written opinion of United States counsel satisfactory to the Company in form and substance satisfactory to the Company to the effect that the offer, sale and transfer of the Securities or underlying Common Stock are exempt from registration under the Securities Act; or

         (B) After completion of the forty (40) days following the termination of the offering of the Securities by the Company, unless registered under the Securities Act of 1933, as amended, any proposed offer, sale or transfer of any of the Securities (or underlying Common Stock) (x) to, or for the account or benefit of, any "U.S. person" or in the United States shall be subject to the condition that the Purchaser must deliver to the Company (i) a written opinion of United States counsel satisfactory to the Company in form and substance satisfactory to the Company to the effect that the offer, sale and transfer of such Securities or underlying Common Stock shares are exempt from registration under the Securities Act and such other documentation as is reasonably related to the opinion, or (ii) such other documentation for such exemption as the Company deems appropriate or (y) to a person other than a "U.S. person" and outside the United States shall be subject to the condition that the proposed transferee deliver a written certification that such transferee (or any account for which such transferee is acquiring such Securities or underlying Common Stock) is not a "U.S. person" and is not acquiring such Securities or underlying Common Stock for the account or benefit of a "U.S. person."

                  The Company shall not be required to (i) issue, register the transfer of, or exchange any Security during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Securities and ending at the close of business on the day of such mailing, or
(ii) to register the transfer of or exchange of any Security selected for redemption.

SECTION 306. Mutilated, Destroyed, Lost and Stolen Securities.

                  If any mutilated Security is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding.

                  If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser (or any equivalent person under any applicable statute, rule, regulation or interpretation then in effect), the Company shall execute and upon Company Order the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding.

                  Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

                  Every new Security issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities.

                  The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

SECTION 307. Payment of Interest; Interest Rights Preserved.

                  Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

                  Any interest on any Security which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the Holder on the relevant Regular Record Date notwithstanding the fact that such Holder was a Holder on such Regular Record Date, and such Defaulted Interest may be paid by the Company, at its election, as provided in Clause (1) or (2) below:

                  (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and no less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at his address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following Clause (2).

                  (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Clause, such manner of payment shall be deemed practicable by the Trustee.

                  Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

                  In the case of any Security which is converted after any Regular Record Date and on or prior to the next succeeding Interest Payment Date (other than any Security whose Maturity is prior to such Interest Payment Date and Securities called for redemption on a Redemption Date within such period), the interest whose Stated Maturity is on such Interest Payment Date shall be payable on such Interest Payment Date notwithstanding such conversion, and such interest (whether or not punctually paid or duly provided for) shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on such Regular Record Date, subject to such Person's obligation under Section 1202 to pay to the Company an amount equal to the interest payable on such Interest Payment Date on the principal amount of Securities being converted. Except as otherwise expressly provided in this Indenture, in the case of any Security which is converted, interest whose Stated Maturity is after the date of conversion of such Security shall not be payable.

SECTION 308. Persons Deemed Owners.

                  Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered in the Security Registrar as the owner of such Security for the purpose of receiving payment of principal of (and premium, if any) and (subject to Section 307) interest on such Security and for all other purposes whatsoever, whether or not any payment with respect to such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

SECTION 309. Cancellation.

                  All Securities surrendered for payment, redemption, repurchase, registration of transfer or exchange or conversion shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee when accompanied by a Company Order requesting the Trustee to cancel such Securities. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be destroyed in accordance with the applicable record retention regulations and a certificate of destruction delivered to the Company, unless by Company Order, the Company directs that destroyed certificates be returned to it.

SECTION 310. Computation of Interest.

                  Interest on the Securities shall be computed on a compound annual basis based on a 360-day year consisting of twelve 30-day months.

                                  ARTICLE FOUR

                           SATISFACTION AND DISCHARGE

SECTION 401. Satisfaction and Discharge of Indenture.

                  This Indenture shall cease to be of further effect (except as to any surviving rights of conversion, registration of transfer or exchange of Securities herein expressly provided for), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

                  (1)      either

                           (A) all Securities theretofore authenticated and
                  delivered (other than (i) Securities which have been mutilated, destroyed, lost or stolen and which have been replaced or paid as provided in Section 306 and (ii) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 1106) have been delivered to the Trustee for cancellation; or

                           (B) all such Securities not theretofore delivered to
                  the Trustee for cancellation

                                    (i)       have become due and payable, or

                                    (ii)      will become due and payable at
                           their Stated Maturity within one year, or

                                    (iii) are to be called for redemption within
                           one year from the date of the deposit referred to in the following paragraph under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company and the Company, in the case of (i), (ii) or (iii) above, has irrevocably deposited or caused to be irrevocably deposited with the Trustee as trust funds in trust, pursuant to a trust agreement, an amount sufficient, without consideration of the reinvestment of interest and after payment of federal, state and local taxes or other charges or assessments in respect thereof payable by the Trustee, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certificate thereof, to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

                  (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company;

                  (3) no Event of Default under Sections 501(6) or (7) shall have occurred or be continuing on the date of such deposit and no default or Event of Default under Sections 501(6) or (7) shall occur on or before the 123rd day after the date of such deposit;

                  (4) no default on any Senior Indebtedness of the Company shall have occurred and be continuing; and

                  (5) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

                  Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 607 and if money shall have been deposited with the Trustee pursuant to subclause (B) of clause (1) of this Section, the obligations of the Trustee under Section 402 and the last paragraph of Section 1003 shall survive.

SECTION 402. Application of Trust Money.

                  Subject to the provisions of the last paragraph of Section 1003, all money deposited with the Trustee pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee. All moneys deposited with the Trustee pursuant to Section 401 (and held by it or any Paying Agent) for the payment of Securities subsequently converted shall be returned to the Company upon Company Request.

SECTION 403. Reinstatement.

                  If the Trustee or Paying Agent is unable to apply any money in accordance with Section 402 by reason of any order or judgment or any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 401 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 402; provided, however, that if the Company makes any payment of interest on or principal of any Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.

                                  ARTICLE FIVE

                                    REMEDIES

SECTION 501. Events of Default.

                  "Event of Default," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be occasioned by the provisions of Article Thirteen or be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                  (1) default in the payment of any interest upon any Security when it becomes due and payable, and continuance of such default for a period of 30 days from such date; or

                  (2) default in the payment of the principal of (or premium, if any, on) any Security at its Maturity; or

                  (3) default in the payment of the Repurchase Price in respect of any Security on the Repurchase Date therefor in accordance with the provisions of Article Fourteen and the continuance of such default for a period of 10 days; or

                  (4) default in the performance, or breach, of any covenant or warranty of the Company in this Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

                  (5) a default under any mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any Indebtedness (other than non-recourse Indebtedness of any Subsidiary) of the Company or any Subsidiary which default results from the failure to pay an aggregate in excess of $1,000,000 in principal of or interest on such Indebtedness either for borrowed money or representing any Senior Indebtedness of the Company, which results in such Indebtedness being declared due and payable prior to the date on which it would otherwise become due and payable after the expiration of any applicable grace period and the holders of such Indebtedness take any action to collect such Indebtedness; provided, however, that if such default under such mortgage, indenture or instrument shall be remedied or cured by the Company, or waived by the holders of such Indebtedness, then the Event of Default hereunder by reason thereof shall be deemed likewise to have been thereupon remedied, cured or waived without further action upon the part of either the Trustee or any of the Holders; and provided, further, that the Trustee (subject to Sections 601 and 602) shall not have any rights, duties, liabilities or responsibilities with respect to such default unless and until the Trustee shall have received written notice thereof at the Corporate Trust Office from the Company, the trustee under any such mortgage, indenture or instrument of Indebtedness or the agent of any such holder or holders or the Holder or Holders of any Outstanding Securities and provided, further, that any such default by a Subsidiary which arises as a result of or in connection with a decree or order contemplated by paragraph (6) of this Section shall not constitute an Event of Default under this paragraph (5) unless such decree or order also gives rise to an Event of Default under paragraph (6) of this section; provided, however, that notwithstanding anything in this clause to the contrary, any action by or against a Subsidiary or its property shall not constitute an Event of Default unless such Subsidiary or its property constitutes 15% or more of the Company's Consolidated Total Assets; or

                  (6) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company or any Subsidiary in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company or any Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Subsidiary or under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Subsidiary or of any substantial part of their respective property, or ordering the winding up or liquidation of their respective affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 30 consecutive days; provided, however, that notwithstanding anything in this clause to the contrary, any action by or against a Subsidiary or its property shall not constitute an Event of Default unless such Subsidiary or its property (together with all other Subsidiaries and their property with respect to which such a decree or order shall be continued or unstayed and in effect for a period of 60 days within the 12 month period preceding such decree or order with respect to such Subsidiary or its property) constitutes 15% or more of the Company's Consolidated Total Assets; or

                  (7) the commencement by the Company or any Subsidiary of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by any of them to the entry of decree or order for relief in respect of the Company or in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company or any Subsidiary, or the filing by the Company or any Subsidiary of a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, or the consent by the Company or any Subsidiary to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official or the Company or of substantially all of the property of the Company or any Subsidiary, or the making by the Company or any Subsidiary of an assignment for the benefit of creditors, or the admission by the Company or any Subsidiary in writing of their respective inability to pay their respective debts generally as they become due, or the taking of corporate action by the Company or any Subsidiary in furtherance of any such action; provided, however, that notwithstanding anything in this clause to the contrary, any action by or against a subsidiary or its property shall not constitute an Event of Default unless such Subsidiary or its property constitutes 15% or more of the Company's Consolidated Total Assets.

SECTION 502. Acceleration of Maturity; Rescission and Annulment.

                  If an Event of Default occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities may declare the principal of all the Securities to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal shall become immediately due and payable.

                  At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Securities by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if

                  (1) the Company has paid or deposited with the Trustee a sum sufficient to pay:

                           (A) all overdue interest on all Securities,

                           (B) the principal of (and premium, if any, on) any
                  Securities which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Securities,

                           (C) to the extent that payment of such interest is
                  lawful, interest upon overdue interest at the rate borne by the Securities, and

                           (D) all sums paid or advanced by the Trustee
                  hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;

                  and

                  (2) all Events of Default, other than the nonpayment of the principal of Securities which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

SECTION 503. Collection of Indebtedness and Suits for Enforcement by Trustee.

The Company covenants that if:

                  (1) default is made in the payment of any interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or

                  (2) default is made in the payment of the principal of (or premium, if any, on) any Security at the Maturity thereof, the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal (and premium, if any) and interest, and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal (and premium, if any) and on any overdue interest, at the rate borne by the Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

                  If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Securities, wherever situated.

                  If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

SECTION 504. Trustee May File Proofs of Claim.

                  In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

                           (i) to file and prove a claim for the whole amount of
                  principal (and premium, if any) and interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

                           (ii) to collect and receive any moneys or other
                  property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 607.

                  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan or reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 505. Trustee May Enforce Claims Without Possession of Securities.

                  All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery or judgment, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, shall be for the ratable benefit of the Holders in respect of which such judgment has been recovered.

SECTION 506. Application of Money Collected.

                  Subject to Article Thirteen, any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

                           FIRST: To the payment of all amounts due the
                  Trustee under Section 607;

                           SECOND: To the payment of the amounts then due and
                  unpaid for principal of (and premium, if any) and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal (and premium, if any) and interest, respectively; and

                           THIRD: The balance, if any, to the Company.

SECTION 507. Limitation on Suits.

                  No Holder shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

                           (1) such Holder has previously given written notice
                  to the Trustee of a continuing Event of Default;

                           (2) the Holders of not less than 25% in principal
                  amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

                           (3) such Holder or Holders have offered to the
                  Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

                           (4) the Trustee for 60 days after its receipt of such
                  notice, request and offer of indemnity has failed to institute any such proceeding; and

                           (5) no direction inconsistent with such written
                  request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other

Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

SECTION 508. Unconditional Right of Holders to Receive Principal, Premium and
             Interest and to Convert.

                  Notwithstanding any other provision in this Indenture, the Holder shall have the right, which is absolute and unconditional, to receive payment of the principal, premium, if any, and interest on such Security on the respective Maturities expressed in such Security and to convert such Security in accordance with Article Twelve and to institute suit for the enforcement of any such payment and right to convert, and such rights shall not be impaired without the consent of such Holder.

SECTION 509. Restoration of Rights and Remedies.

                  If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

SECTION 510. Rights and Remedies Cumulative.

                  Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy, to the extent permitted by law, shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 511. Delay or Omission Not Waiver.

                  No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION 512. Control by Holders.

                  The Holders of a majority in principal amount of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, provided that

                           (1) such direction shall not be in conflict with any
                  rule of law or with this Indenture or with the Securities, and

                           (2) the Trustee may take any other action deemed
                  proper by the Trustee which is not inconsistent with such direction.

SECTION 513. Waiver of Past Defaults.

                  The Holders of not less than a majority in principal amount of the Outstanding Securities, by notice to the Trustee (and without notice to any other Holder) on behalf of the Holders of all the Securities, may waive any past default (including without limitation an Event of Default) and rescind any notice of an Event of Default hereunder and its consequences, except an uncured default:

                           (1) in the payment of the principal of (or premium,
                  if any) or interest on any Security, or

                           (2) in respect of a covenant or provision hereof
                  which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security affected.

                  Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

SECTION 514. Determination of a Majority for Consent or Waiver.

                  In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company, or any Affiliate of the Company shall be deemed not to be outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities that a Responsible Officer knows to be so owned shall be deemed to be excluded for purposes of such determination.

SECTION 515. Undertaking for Costs.

                  All parties to this Indenture agree, and each Holder by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 25% in principal amount of the Outstanding Securities, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any) or interest on any Security on or after the respective Stated Maturities expressed in such Security (or, in the case of redemption, on or after the Redemption
Date) or for the enforcement of the right to convert any Security in accordance with Article Twelve.

SECTION 516. Waiver of Stay or Extension of Laws.

                  The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension of law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                   ARTICLE SIX

                                   THE TRUSTEE

SECTION 601. Certain Duties and Responsibilities.

                  (a) the Trustee shall not be liable except for the performance of such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                  (b) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

                  (c) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and shall in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

                  (d) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own wilful misconduct, except that

                           (1) This Subsection shall not be construed to limit
                  the effect of Subsection (a) of this Section;

                           (2) the Trustee shall not be liable for any error of
                  judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

                           (3) the Trustee shall not be liable with respect to
                  any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Securities Relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and

                           (4) No provision of this Indenture shall require the
                  Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                  (e) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

SECTION 602. Notice of Defaults.

                  If a default occurs and is continuing with respect to the Securities and if it is known to the Trustee, then within 90 days after the occurrence of such default hereunder (excluding from the calculation of such 90 day period any period, the continuance of which is required for such default to become an Event of Default) as to which the Trustee has knowledge, the Trustee shall transmit by mail to all Holders, as their names and addresses appear in the Security Register, notice of such default hereunder known to Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any) or interest on any Security, the Trustee shall be protected in withholding such notice if and so long as the Board of directors, the executive committee or a trust committee of directors or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the best interest of the Holders. For the purpose of this Section, the term "default" means any event which is, or after notice or lapse of time or both would become, an Event of Default.

SECTION 603. Certain Rights of Trustee.

                  Subject to the provisions of Section 601:

                           (a) the Trustee may rely and shall be protected in
                  acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of Indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                           (b) any request or direction of the Company mentioned
                  herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

                           (c) whenever in the administration of this Indenture
                  the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

                           (d) the Trustee may consult with counsel and the
                  written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

                           (e) the Trustee shall be under no obligation to
                  exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

                           (f) the Trustee shall not be bound to make any
                  investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of Indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney; and

                           (g) the Trustee may execute any of the trusts or
                  powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

SECTION 604. Not Responsible for Recitals or Issuance of Securities.

                  The recitals contained herein and in the Securities, except the Trustee's certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. The Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.

SECTION 605. May Hold Securities.

                  The Trustee, any Paying Agent, any Security Registrar or any other agent of the Company hereunder, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Security Registrar or such other agent.

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

SECTION 606. Money Held in Trust.

                  Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company in writing.

SECTION 607. Compensation and Reimbursement.

                  The Company agrees:

                           (1) to pay to the Trustee from time to time
                  reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

                           (2) except as otherwise expressly provided herein, to
                  reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to a breach of any standard of care applicable to the Trustee; and

                           (3) to indemnify the Trustee for, and to hold it
                  harmless against, any loss, liability or expense incurred without a breach of any standard of care applicable to the Trustee, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

SECTION 608. Corporate Trustee Required; Eligibility.

                  There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital, surplus and retained earnings of at least $50,000,000 and subject to supervision or examination by federal or state authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b). No obligor upon the Securities or person directly or indirectly controlling or controlled by, under common control with such obligor shall serve as Trustee for the Securities. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

SECTION 609. Resignation and Removal; Appointment of Successor.

                  (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under
Section 610.

                  (b) The Trustee may resign at any time by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  (c) The Trustee may be removed at any time by Act of the Holders of a majority in principal amount of the Outstanding Securities, delivered to the Trustee and to the Company.

                  (d) If at any time:

                           (1)  the Trustee shall cease to be eligible
                  under Section 608 and shall fail to resign after written request therefor by the Company or by any such Holder, or

                           (2)  the Trustee shall become incapable of
                  acting or shall be adjudged bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by a Board Resolution may remove the Trustee, or (ii) subject to Section 515, any Holder who has been a bona fide Holder of a Security for at least six months, may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  (f) Each successor Trustee shall mail notice of its succession to the Holders by mailing written notice of such event by first-class mail, postage prepaid, to all Holders as their names and addresses appear in the

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

Security Register. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

SECTION 610. Acceptance of Appointment by Successor.

                  Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

                  No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

SECTION 611. Conflicting Interest.

                  If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and Section 609 of this Indenture.

SECTION 612. Merger, Conversion, Consolidation or Succession to Business.

                  Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

SECTION 613. Preferential Collection of Claims Against the Company.

                  The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein. The provisions of TIA Section 311(a) and (b) shall apply to the Company as obligor on the Securities.

                                  ARTICLE SEVEN

               HOLDERS' LISTS AND REPORTS BY TRUSTEE, AND COMPANY

SECTION 701. Company to Furnish Trustee Names and Addresses of Holders.

                  If the Trustee is not the Registrar of the Securities, then the Company will furnish or cause to be furnished to the Trustee, in compliance with TIA Section 312(a),

                  (a) semi-annually, not more than 15 days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date, and

                  (b) at such other times as the Trustee may request in writing, within 5 Business Days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

provided, however, that so long as the Trustee is the Security Registrar, the Company shall not be required to furnish any such list.

SECTION 702. Preservation of Information; Communications to Holders.

                  (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to or maintained by the Trustee as provided in Section 701 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in Section 701 upon receipt of a new list so furnished.

                  (b) In compliance with TIA Section 312(b), if three or more Holders (herein referred to as "applicants") apply in writing to the Trustee, and furnish to the Trustee reasonable proof that each such applicant has owned a Security for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other Holders with respect to their rights under this Indenture or under the Securities and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, at its election, either

                           (i) afford such applicants access to the information
                  preserved at the time by the Trustee in accordance with
                  Section 702(a), or

                           (ii) inform such applicants as to the approximate
                  number of Holders whose names and addresses appear in the information preserved at the time by the Trustee in accordance with Section 702(a), and as to the approximate cost to the applicants of mailing to such Holders the form of proxy or other communication, if any, specified in such application.

                  If the Trustee shall elect not to afford such applicants access to such information, the Trustee shall, upon the written request of such applicants, mail to each Holder whose name and address appear in the information preserved at the time by the Trustee in accordance with Section 702(a) a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment by the applicants, or provision for the payment by the applicants, of the reasonable expenses of mailing, unless within five days after such tender the Trustee shall mail to such applicants, a written statement to the effect that, in the opinion of the Trustee, such a mailing would be contrary to the best interest of the Holders or would be in violation of applicable law. Such written statement shall specify the basis of such opinion.

                  (c) In compliance with TIA Section 312(c), every Holder, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of any of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with Section 702(b), regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 702(b).

SECTION 703. Reports by Company.

                  The Company shall file with the Trustee, within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934; or, if the Company is not required to file information, documents or reports pursuant to either of said Sections, then it shall file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to
Section 13 of the Securities Exchange Act of 1934 in respect of a security listed and registered on a national securities exchange or on any national automated quotation system as may be prescribed from time to time in such rules and regulations. The Company shall comply with TIA Section 314(a).

SECTION 704. Reports by Trustee to Holders.

                  Every 12 months the Trustee shall mail to the Holders a brief report of events if required in order to comply with TIA Section 313(a). The Trustees shall also comply with TIA Section 313(b)(1) and (2). The Trustee shall transmit all reports required by this Section 704 by mail to the Holders shown in TIA Section 313(c).

                  A copy of each report shall, at the time of its mailing to such Holders, be filed with each stock exchange on which the Securities are listed, and also with the Commission. The Company shall notify the Trustee in writing when the Securities are listed on any stock exchange.

                                  ARTICLE EIGHT

              CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

SECTION 801. Company May Consolidate, Etc., Only on Certain Terms.

                  The Company shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, unless:

                           (1) the Person formed by such consolidation or into
                  which the Company is merged or the Person which acquires by conveyance, transfer or sale, or which leases, the properties and assets of the Company substantially as an entirety shall be a Corporation, partnership, limited liability company or trust, organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered by the successor corporation to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest on all the Securities and the performance of every covenant of this Indenture on the part of the Company to be performed or observed and shall have provided for conversion rights in accordance with Section 1211;

                           (2) immediately after giving effect to such merger,
                  consolidation, conveyance, transfer, sale or lease, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

                           (3) the Company has delivered to the Trustee an
                  Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer, sale or lease complies with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

                  For purposes of this Section and Section 802, a conveyance, transfer, sale or lease of the properties and assets of the Company "substantially as an entirety" shall mean a conveyance, transfer or lease of properties and assets of the Company representing 80% or more of the fair value (as determined in good faith by the Board of Directors) of all the Company's properties and assets on the date of such conveyance, transfer, sale or lease.

SECTION 802. Successor Substituted for Company.

                  Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer, sale or lease of the properties and assets of the Company substantially as an entirety in accordance with Section 801, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer, sale or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.

                                  ARTICLE NINE

                             SUPPLEMENTAL INDENTURES

SECTION 901. Supplemental Indentures Without Consent of Holders.

                  Without the consent of any Holders, the Company, when authorized by Board Resolutions, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

                           (1) to evidence the succession of another Person to
                  the Company and the assumption by any such successor of the covenants of the Company herein and in the Securities; or

                           (2) to add to the covenants of the Company for the
                  benefit of the Holders, or to surrender any right or power herein conferred upon the Company; or

                           (3) to secure the Securities; or

                           (4) to make provision with respect to the conversion
                  rights of Holders pursuant to the requirements of Section 1211; or

                           (5) to cure any ambiguity, to correct or supplement
                  any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture which shall not be inconsistent with the provisions of this Indenture, provided such action pursuant to this Clause (5) shall not adversely affect the interests of the Holders in any material respect; or

                           (6) to comply with the Trust Indenture Act if the
                  Company reasonably determines that it is in the Company's best interests to qualify this Indenture under the Trust Indenture Act; or

                           (7) to provide for uncertificated Securities in
                  addition to or in place of certificated Securities.

SECTION 902. Supplemental Indentures with Consent of Holders.

                  With the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities (including consents obtained in connection with a tender offer or exchange offer for the Securities), by Act of said Holders delivered to the Company, and the Trustee, the Company, when authorized by Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture and any existing default and its consequences (including, without limitation, an acceleration of the Securities) and compliance with any provision of this Indenture or the Securities may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Securities (including consents obtained in connection with a tender offer or exchange offer for the Securities); provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby:

                           (1) change the Stated Maturity of the principal of,
                  or any installment of interest on, any Security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the coin or currency in which, any Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date or, in the case of a repurchase pursuant to Article Fourteen, on or after 10 days following the Repurchase Date), or adversely affect the right to convert any Security as provided in Article Twelve (except as permitted by Section 901(5)), or modify the provisions of this Indenture with respect to the subordination of the Securities in a manner adverse to the Holders, or

                           (2) reduce the percentage in principal amount of the
                  Outstanding Securities, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or

                           (3) modify any of the provisions of this Section or
                  Section 513, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby; or adversely modify or affect (in any manner adverse to the Holders) the terms and conditions of the obligations of the Company under Article Fourteen to repurchase the Securities.

                  It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

SECTION 903. Execution of Supplemental Indentures.

                  In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 601) shall be fully protected in relying upon an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

SECTION 904. Effect of Supplemental Indentures.

                  Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

SECTION 905. Reference in Securities to Supplemental Indentures.

                  Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Company or the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities.

                                   ARTICLE TEN

                                    COVENANTS

SECTION 1001. Payment of Principal, Premium and Interest.

                  The Company will pay the principal of, premium, if any, and interest on the Securities in accordance with the terms of the Securities and this Indenture. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent (if other than the Company, or a Subsidiary of the Company) holds as of 9:00 a.m. St. Louis time on the due date, money deposited by or on behalf of the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. Such Paying Agent shall return to the Company, no later than three Business Days following the date of payment, any money (including Accrued Current Interest and Accrued Deferred Interest) that exceeds such amount of principal, premium, if any, and interest paid on the Securities. Holder represented by definitive certificates must surrender such certificates to a Paying Agent to collect principal payments.

SECTION 1002. Maintenance of Office or Agency.

                  The Company will maintain in the borough of Manhattan, City of New York, New York, the City of Chicago, Illinois, the City of St. Louis, Missouri, or such location, an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange, where Securities may be surrendered for conversion and where notices and demands to or upon the Company in respect of the Securities relating thereto and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

                  The Company hereby initially designates the Corporate Trust Office of the Trustee, located in the City of St. Louis, Missouri, as such office of the Company. As of the date of this Indenture, the address of such office is 510 Locust Street, Post Office Box 14737, St. Louis, Missouri 63178-4737. The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations.

SECTION 1003. Money for Security Payments to be Held in Trust.

                  If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of, and premium, if any, or interest on any of the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal, and premium, if any, or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

                  Whenever the Company shall have one or more Paying Agents, it will, prior to each due date of the principal of, and premium, if any, or interest on any Securities, deposit with a Paying Agent a sum sufficient to pay the principal, and premium, if any, or interest so becoming due on such Securities, such sum to be held in trust for the benefit of the Persons entitled to such principal premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

                  The Company will cause each Paying Agent, other than the Company or the Trustee, to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

                           (1) hold all sums held by it for the payment of the
                  principal of (and premium, if any) or interest on Securities in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

                           (2) give the Trustee notice of any default by the
                  Company (or any other obligor upon the Securities) in the making of any payment of principal, and premium, if any, or interest on the Securities; and

                           (3) at any time during the continuance of any such
                  Event of Default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

                  The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company, or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

                  Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, and premium, if any, or interest on any Security and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on Company Request, or if then held by the Company shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company, as Trustee thereof, shall thereupon cease.

SECTION 1004. Statements of Officers of Company as to Default.

                  The Company will deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof, an Officers' Certificate stating whether or not either signatory thereof knows of any Event of Default that occurred during any such fiscal year and if so, specifying the nature and status thereof of which such signatory has knowledge. In no case, however, shall the Company fail to give written notice to the Trustee of an Event of Default within 30 days of the occurrence of any such Event of Default of which an officer of the Company has knowledge, so specifying the nature and status thereof of which the officer of the Company has knowledge.

SECTION 1005. Limitations on Dividends, Redemptions, Etc.

                  The Company may not (1) declare or pay any dividend or make any other distribution on any Junior Securities, (other than dividends or distributions payable in Junior Securities), or (2) purchase, redeem or otherwise acquire or retire for value any Junior Securities (other than Junior Securities owned by the Company), except Junior Securities acquired upon conversion thereof into other Junior Securities, or (3) permit a Subsidiary to purchase, redeem or otherwise acquire or retire for value any Junior Securities if, upon giving effect to such dividend, distribution, purchase, redemption, retirement or other acquisition, a default in the payment of any interest upon any Security when it becomes due and payable or a default in the payment of the principal of, or premium, if any, on any Security at its Maturity shall have occurred and be continuing.

SECTION 1006. Payment of Taxes and Other Claims.

                  The Company will pay or discharge, or cause to be paid or discharged, before the same shall become delinquent, (1) all material taxes, assessments and governmental charges levied or imposed upon it or upon its income, profits or property, and (2) all material lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon its property; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings.

SECTION 1007. Limitations on Restricting Subsidiary Dividends.

                  The Company shall not and shall not permit any Subsidiary of the Company to, create or otherwise cause to become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary of the Company to (a) pay dividends or make any other distribution on its Capital Stock, (b) pay any Indebtedness owed to the Company or any other Subsidiary of the Company or (c) make loans, advances, or capital contributions to the Company or any other Subsidiary of the Company except (i) as set forth in the instrument evidencing or the agreement governing Acquired Indebtedness of any acquired entity which becomes a Subsidiary of the Company, provided, that any restriction or encumbrance under such instrument or agreement existed at the time of acquisition, was not put in place in anticipation of such acquisition, and is not applicable to any Person, other than the Person or property or assets of the Person so acquired; (ii) by agreements and transactions permitted under Section 1005; (iii) customary provisions restricting subletting or assignment of any lease or license of the Company or any Subsidiary of the Company; (iv) any encumbrance or restriction arising under applicable law; (v) any encumbrance or restriction arising under Indebtedness or other agreements existing on the date of original issuance of the Securities; (vi) any restrictions, with respect to a Subsidiary of the Company imposed pursuant to an agreement that has been entered into for the sale or disposition of the stock, business, assets or properties of such Subsidiary; (vii) any encumbrance or restriction arising under the terms of purchase money obligations, but only to the extent such purchase money obligations restrict or prohibit the transfer of the property so acquired;
(viii) any encumbrance or restriction arising under customary non-assignment provisions in installment purchase contracts; (ix) any encumbrance or restriction on the ability of any Subsidiary to transfer any of its property acquired after the date hereof to the Company or any Subsidiary that is required by a lender to, or purchaser of any Indebtedness of, such Subsidiary in connection with a financing of the acquisition of such property (including with respect to the purchase of asset portfolios and pursuant to the underwriting or origination of mortgage loans) by such Subsidiary; (x) with respect to a special purpose subsidiary which is engaged in the securitization of assets; and (xi) any encumbrance or restriction pursuant to any agreement that extends, refinances, renews or replaces any agreement described in the foregoing clauses
(i) through (x). The foregoing provision is not intended to prohibit any encumbrance or restrictions on the ability of the insurance subsidiaries to pay dividends arising out of reserves or changes in reserves on the Company's annuity and life insurance policies.

SECTION 1008. Maintenance of Properties.

                  The Company will cause all its material properties (other than properties obtained by the Company or any Subsidiary through foreclosure or other resolution of any loan) used or useful in the conduct of its business to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Company from discontinuing the operation and maintenance of any of its properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business.

SECTION 1009. Maintenance of Insurance.

                  The Company shall carry and maintain, and cause each of its Subsidiaries to carry and maintain, insurance with financially sound and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by similarly-situated companies engaged in similar operations and owning similar properties in similar geographic areas in which the Company or such Subsidiary operates, provided that such insurance is generally available at commercially reasonable rates, and further provided that the Company may self-insure, or insure through captive insurers or insurance cooperatives to the extent consistent with prudent business practices. Such insurance shall be in such amounts, contain such terms, be in such forms and be for such periods as are customary for such similarly- situated companies in the Company's industry and as are commercially reasonable. Such insurance may be subject to such deductibles as are customary for such similarly-situated companies in the Company's industry or insurance markets reasonably accessible by the Company. The Company will provide and will cause each Subsidiary to provide such information and documents reasonably requested by the Trustee from time to time with respect to the Company's provision for insurance sufficient to acknowledge that such insurance is in conformity with the requirements of this
Section 1009. The obligations evidenced by this covenant shall be interpreted to reflect changes in insurance practices related to the method in which insurance risks are covered in the North American and European markets or in any other market in which the Company or its Subsidiaries, as the case may be, reasonably places coverage.

SECTION 1010. Maintenance of Net Worth.

                  If the Company's Net Worth at the end of each of any two consecutive fiscal quarters (the last day of such second fiscal quarter being referred to as the "Acceleration Date"), is less than the Minimum Net Worth, then the Company shall make an irrevocable, unconditional offer to all Holders (an "Offer") to acquire, on or before the last day of the next following fiscal quarter or, if the Acceleration Date is the last day of the Company's fiscal year, the forty-fifth day after the last day of the next following fiscal quarter (the "Accelerated Payment Date), the aggregate principal amount of all Outstanding Securities, plus Accrued Current Interest and Accrued Deferred Interest, if any, to and including such Accelerated Payment Date, which amounts or portion thereof upon acceptance of such Offer by tender shall thereupon become due and payable (the "Accelerated Payment").

                  For each fiscal quarter of the Company that its Net Worth is less than or equal to the Minimum Net Worth, the Company shall deliver to the Trustee an Officers' Certificate if such quarter is one of the first three quarters of any fiscal year of the Company, within 45 days of the end of such quarter and, if such quarter is the fourth quarter of any fiscal year of the Company, within 90 days of the end of such fiscal year, stating that the Minimum Net Worth has not been achieved.

                  The Trustee shall notify the Holders that it has received such an Officer's Certificate from the Company within 10 days after it receives such notice. Failure to give such notice shall not affect the obligations of the Company pursuant to this Section 1010.

                  Notice of an Offer shall be sent, by first-class mail, by the Company to each Holder at its registered address, with a copy to the Trustee, not less than 30 days nor more than 60 days before the Accelerated Payment Date.

The notice to the Holders shall contain all information, instructions and materials required by applicable law or otherwise material to the decision of Holders generally to tender Securities pursuant to the Offer. The Offer shall remain open from the time of mailing until five Business Days before the Accelerated Payment Date. The notice shall be accompanied by a copy of the information regarding the Company required to be contained in a quarterly Report on Form 10-Q (x) for the Company's first fiscal quarter if the Acceleration Date is the end of the Company's second fiscal quarter, (y) for the Company's second fiscal quarter if the Acceleration Date is the end of the Company's third fiscal quarter or (z) for the Company's third fiscal quarter if the Acceleration Date is the end of the Company's last fiscal quarter. If the Acceleration Date is the end of the Company's first fiscal quarter, a copy of the information required to be contained in an Annual Report to Shareholders pursuant to Rule 14a-3 under the Exchange Act of the fiscal year ending immediately prior to such Acceleration Date and in a quarterly Report on Form 10-Q for such first fiscal quarter shall accompany the notice. If the Company is not subject to the filing requirements of Section 13 or 15(d) of the Exchange Act at the Acceleration Date, then the notice accompanying the Offer shall contain the correlative information required to be furnished to the Holders pursuant to this provision. The notice, which shall govern the terms of the Offer, shall state:

                           (1) that the Offer is being made pursuant to such
                  notice and this Section 1010;

                           (2) the amount of the Accelerated Payment, the
                  purchase price (including the amount of Accrued Current Interest and Accrued Deferred Interest, if any) and the Accelerated Payment Date;

                           (3) that the Company has elected to credit against
                  the Accelerated Payment and has delivered to the Trustee for cancellation the Securities that are to be made the basis for such credit;

                           (4) that any Security or portion thereof not tendered
                  or accepted for payment will continue to accrue interest if interest is then accruing;

                           (5) that unless the Company defaults in depositing
                  U.S. legal tender with the Paying Agent in accordance with the last paragraph of this Section 1010 or payment is otherwise prevented, any Security, or portion thereof, accepted for payment pursuant to the Offer shall cease to accrue interest after the Accelerated Payment Date;

                           (6) that Holders electing to have a Security, or
                  portion thereof, purchased pursuant to an Offer will be required to surrender the Security to the Paying Agent (which may not for purposes of this Section 1010, notwithstanding any other provision of this Indenture, be the Company, or any Affiliate of the Company) at the address specified in the notice prior to the close of business at least five Business Days prior to the Accelerated Payment Date;

                           (7) that Holders will be entitled to withdraw their
                  election if the Paying Agent receives, not later than five Business Days prior to the Accelerated Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities the Holder delivered for purchase and a statement containing a facsimile signature that such Holder is withdrawing his election to have such principal amount of Securities purchased;

                           (8) that Holders whose Securities were purchased only
                  in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.

                  Any such Offer shall comply with all applicable provisions of federal and state laws regulating tender offers, if applicable, and any provisions of this Indenture that conflict with such laws shall be deemed to be superseded by the provisions of such laws.

                  On or before the close of business St. Louis, Missouri time on an Accelerated Payment Date, the Company shall (i) accept for payment Securities or portions thereof properly tendered pursuant to the Offer, (ii) deposit with the Paying Agent U.S. legal tender sufficient to pay the purchase price of all Securities or portions thereof so accepted and (iii) deliver to the Trustee Securities so accepted together with an Officers' Certificate stating the Securities or portions thereof accepted for payment by the Company. The Paying Agent shall promptly mail or deliver to Holders so accepted payment in an amount equal to the Accelerated Payment for such Securities, and the Company shall execute and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered. The Company will publicly announce the results of the Offer on or as soon as practicable after the Accelerated Payment Date. If the amount required to acquire all Securities tendered by Holders pursuant to the Offer (the "Acceptance Amount") shall be less than the aggregate Accelerated Payment amount, the excess of the aggregate Accelerated Payment amount over the Acceptance Amount may be used by the Company for general corporate purposes without restriction, unless otherwise restricted by the other provisions of this Indenture.

                                 ARTICLE ELEVEN

                            REDEMPTION OF SECURITIES

SECTION 1101. Redemption at Option of the Company.

                  The Securities will be redeemable, at the option of the Company, in whole, but not in part, on any date on or after July 1, 1999 and prior to Maturity at a Redemption Price (as expressed as a percentage of principal amount) set forth below with respect to the indicated Redemption Date.

                  If redeemed during the twelve month period beginning July 1:

               1999                                        103.00
               2000                                        102.25
               2001                                        101.50
               2002                                        100.75
               on July 12, 2003                            100.00

                  In addition, at the time of such redemption a Holder will receive Accrued Current Interest and Accrued Deferred Interest to the Redemption Date. If a Holder converts Securities following notice of redemption, such Holder will receive Accrued Current Interest and Accrued Deferred Interest to the date of conversion.

SECTION 1102. Redemption at Option of the Company (European Call).

                  The Securities may be redeemed at the option of the Company after August 15, 1996, in whole, but not in part, at a Redemption Price of their principal amount plus Accrued Current Interest to the Redemption Date, if for 20 consecutive Trading Days immediately preceding the fifth day prior to notice of redemption, the average Closing Price of the Common Stock has equaled or exceeded 135% of the Conversion Price, subject to adjustment in the case of the same events which would result in an adjustment of the Conversion Price as provided in Section 1204 of this Indenture. Redemption of Securities under this option shall be evidenced by a Board Resolution.

SECTION 1103. Put Option.

                  The Securities may be redeemed, in whole or in part, in increments of $1,000 on a Redemption Date of September 30, 2001, at the option of Holders thereof, at a Redemption Price of 124.250% of the principal amount to be redeemed plus Accrued Current Interest to September 30, 2001 (the "Put Option"). To exercise the Put Option, a Holder must deliver his Security, on or before June 30, 2001 ("Put Date"), but not prior to April 30, 2001, at the office of one of the Paying Agents designated in the Company Notice described below. Along with the Security, a Holder must also deliver a duly completed written notice, substantially in the form provided on the reverse side of the Security, of such Holder's election to exercise the Put Option. Exercise of the Put Option by the Holder will be irrevocable. However, Holders who exercise the Put Option will retain the right to convert such Security into Common Stock, provided that notice to such effect, in the form provided on the reverse side of the Security, and the Holder's nontransferable receipt received from the Paying Agent upon deposit of such Securities, are delivered on or prior to the Put Date to the Paying Agent holding the Securities to be converted, as provided in this Indenture.

SECTION 1104. Interest Installment Requirement.

                  Interest installments whose Stated Maturity is on or prior to any Redemption Date will be payable on the Interest Payment Date for such installment to the Holders of such Securities (or one or more Predecessor Securities) of record at the close of business on the Regular Record Dates referred to on the face of the Securities.

SECTION 1105. Notice of Redemption/Put.

                  Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 45 nor more than 60 days prior to the Redemption Date in Sections 1101 and 1102 or not less than 75 nor more than 100 days prior to the Put Date in Section 1103 to the Paying Agent and to each Holder eligible for redemption at the Paying Agent's and such Holder's respective addresses appearing in the Security Register; provided that, if the

Trustee is to give notice of redemption, the Company shall give reasonable notice to the Trustee to permit the Trustee to give timely notice to the Paying Agent and each Holder eligible for redemption.

                  All notices of redemption shall state:

                  (1) the Redemption Date or Put Date, as the case may be,

                  (2) the Redemption Price,

                  (3) that on the Redemption Date the Redemption Price will become due and payable upon each such Security to be redeemed and that interest thereon will cease to accrue on and after said date,

                  (4) the Conversion Price, the date on which the right to convert the principal of the Securities to be redeemed will terminate and the place or places where such Securities may be surrendered for conversion, and

                  (5) the place or places where such Securities are to be surrendered for payment of the Redemption Price.

                  Notice of redemption of Securities to be redeemed under Article Eleven shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.

SECTION 1106. Deposit of Redemption Price.

                  On or prior to the Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent at or prior to 9:00 a.m. St. Louis time (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money, which shall be good funds on the Redemption Date, sufficient to pay the Redemption Price and any interest accrued but unpaid on all the Securities which are to be redeemed on that date, other than any Securities called for redemption on that date which have been converted prior to the date of such deposit.

                  If any Security called for redemption is converted, any money deposited with the Trustee or with any Paying Agent or so segregated and held in trust for the redemption of such Security shall (subject to any right of the Holder of such Security or any Predecessor Security to receive interest as provided in the last paragraph of Section 307) be paid to the Company upon Company Request or, if then held by the Company, shall be discharged from such trust.

SECTION 1107. Securities Payable on Redemption Date.

                  Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price plus any interest accrued but unpaid, and from and after such date (unless the Company shall default in the payment of the Redemption Price or any interest accrued thereon) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price, together with any interest accrued but unpaid.

                  If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate borne by the Security.

SECTION 1108. Conversion Arrangements on Call for Redemption.

                  Notwithstanding anything to the contrary contained in this Indenture, in connection with any redemption of Securities, the Company, by an agreement with one or more investment bankers or other purchasers, may arrange for such purchasers to purchase all Securities called for redemption (the "Called Securities") which are either (i) surrendered for redemption or (ii) not duly surrendered for redemption or conversion prior to the close of business on the Redemption Date, and to convert the same into shares of Common Stock, by the purchasers' depositing with the Trustee (acting as Paying Agent with respect to the deposit of such amount and as Conversion Agent with respect to the conversion of such Called Securities), in trust for the Holders of the Called Securities, on or prior to the Redemption Date in the manner agreed to by the Company and such purchasers, an amount sufficient to pay the Redemption Price, payable by the Company on redemption of such Called Securities. In connection with any such arrangement for purchase and conversion, the Trustee as Paying Agent shall pay on or after the Redemption Date such amounts so deposited by the purchasers in exchange for Called Securities surrendered for redemption prior to the close of business on the Redemption Date and for all Called Securities surrendered after such Redemption Date. Notwithstanding anything to the contrary contained in this Article Eleven, the obligation of the Company to pay the Redemption Price of such Called Securities shall be satisfied and discharged to the extent such amount is so paid by such purchasers, provided, however, that nothing in this Section 1108 shall in any way relieve the Company of the obligation to pay such Redemption Price on all Called Securities to the extent such amount is not so paid by said purchasers. For purposes of this Indenture, any Called Securities surrendered by the Holders for redemption, and any Called Securities not duly surrendered for redemption or conversion prior to the close of business on the Redemption Date, shall be deemed acquired by such purchasers from such Holders and surrendered by such purchasers for conversion and shall in all respects be deemed to have been converted, all as of immediately prior to the close of business on the Redemption Date, subject to the deposit by the purchasers of the above amount as aforesaid. Nothing in this Section 1108 shall in any way limit the right of any Holder to convert his Security pursuant to the terms of this Indenture any time prior to the close of business on the fifth day preceding the Redemption Date, or on or prior to the Put Date, as the case may be.

                                 ARTICLE TWELVE

                            CONVERSION OF SECURITIES

SECTION 1201. Conversion Privilege and Conversion Price.

                  Subject to and upon compliance with the provisions of this Article, at the option of the Holder thereof, any Outstanding Security or any portion of the principal amount thereof which is $1,000 or an integral multiple of $1,000 may be converted at the principal amount thereof, or of such portion thereof, into fully paid and nonassessable shares of Common Stock of the Company, obtained by dividing the principal amount of such Security to be converted by the Conversion Price, determined as hereinafter provided, in effect at the time of conversion. Such conversion right shall expire at the close of business on July 12, 2003. In case a Security is called for redemption under
Section 1101 or Section 1102, such conversion right in respect of the Security so called shall expire at the close of business on the fifth day preceding the Redemption Date, unless (i) the Company defaults in making the payment due upon redemption or (ii) the Company has made arrangements under Section 1108 to have a standby purchaser, provided that, in the case of this clause (ii) such arrangements shall suspend the expiration of conversion rights only with respect to Securities to be purchased by such standby purchaser. The Conversion Price shall be initially $17.125 per share of Common Stock. The Conversion Price shall be reduced in certain instances as provided in paragraphs (1), (2), (3), (4),
(5) and (6) of Section 1204 and shall be increased in certain instances as provided in paragraph (3) of Section 1204. Any Holder that elects to convert Securities following notice of redemption pursuant to Section 1101, such Holder will also receive Accrued Deferred Interest and Accrued Current Interest to the date of such conversion.

                  In case the Company shall, by dividend or otherwise, declare or make a distribution on its Common Stock referred to in paragraph (4) or (5) of Section 1204, the Holder, upon the conversion thereof pursuant to this Article subsequent to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution and prior to the effectiveness of the Conversion Price adjustment in respect of such distribution pursuant to paragraph (4) or (5) of Section 1204, shall also be entitled to receive for each share of Common Stock into which such Security is converted, the portion of the evidences of Indebtedness, shares of capital stock, cash and assets so distributed applicable to one share of Common Stock, provided that, at the election of the Company (whose election shall be evidenced by a Board Resolution) with respect to all Holders so converting, the Company may, in lieu of distributing to such Holder any portion of such distribution not consisting of cash or securities of the Company, pay such Holder an amount in cash equal to the fair market value thereof (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution). If any conversion of a Security described in the immediately preceding sentence occurs prior to the payment date for a distribution to holders of Common Stock which the Holder of the Security so converted is entitled to receive in accordance with the immediately preceding sentence, the Company may elect (such election to be evidenced by a Board Resolution) to distribute to such Holder a due bill for the evidences of Indebtedness, shares of capital stock, cash or assets to which such Holder is so entitled, provided that such due bill (i) meets any applicable requirements of the principal national securities exchange or other market on which the Common Stock is then traded and (ii) requires payment or delivery of such evidences of Indebtedness, shares of capital stock, cash or assets no later than the date of payment or delivery thereof to holders of Common Stock receiving such distribution.

SECTION 1202. Exercise of Conversion Privilege.

                  In order to exercise the conversion privilege, the Holder of any Security to be converted shall surrender such Security, duly endorsed or assigned to the Company or in blank, at any office or agency maintained by the Company pursuant to Section 1002, accompanied by written notice to the Company at such office or agency that the Holder elects to convert such Security or, if less than the entire principal amount thereof is to be converted, the portion thereof to be converted. Such notice shall also state the name or names (with address and taxpayer identification number) in which the certificate or certificates for shares of Common Stock issuable on such conversion shall be issued. Each Security surrendered for conversion shall, unless the shares issuable on conversion are to be issued in the same name as the registration of such Security, be accompanied by instruments of transfer, in form satisfactory to the Company and to the Conversion Agent, duly executed by the Holder or his duly authorized attorney.

                  Securities surrendered for conversion during the period from the close of business on any Regular Record Date next preceding any Interest Payment Date to the opening of business on such Interest Payment Date (except for Securities whose Maturity is prior to such Interest Payment Date and Securities called for redemption on a Redemption Date within such period) shall be accompanied by a certified or bank check or wire transfer of immediately available funds made payable to the Company of an amount equal to the interest payable on such Interest Payment Date on the principal amount of Securities being surrendered for conversion. Upon receipt of any such check or wire transfer, the Trustee shall forward such funds to the Company. Subject to the aforesaid requirement for payment and, in the case of a conversion after the Regular Record Date next preceding any Interest Payment Date and on or before such Interest Payment Date, to the right of the Holder (or of any Predecessor Security) of record at such Regular Record Date to receive an installment of interest, no payment or adjustment is to be made on conversion for Accrued Current Interest and Accrued Deferred Interest or for dividends on the Common Stock issued on conversion (with certain exceptions provided in the Section
1101).

                  Securities shall be deemed to have been converted immediately prior to the close of business on the last day prior to day of surrender of such Securities for conversion in accordance with the foregoing provisions, and at such time the rights of the Holders of such Securities as Holders shall cease, and the Person or Persons entitled to receive the Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such Common Stock at such time; provided, however, that any such surrender on any date when the stock transfer books of the Company shall be closed shall constitute the Person or Persons in whose name or names the certificate or certificates for such shares are to be issued as the record Holder or Holders thereof for all purposes at the opening of business at the next succeeding day on which such stock transfer books are opened and the Securities surrendered shall not be deemed to have been converted, in whole or in part as the case may be, until such date for the purpose of determining whether any interest is payable thereon. As promptly as practicable on or after the conversion date, the Company shall issue and shall deliver at such office or agency a certificate or certificates for the number of full shares of Common Stock issuable upon conversion, together with payment in lieu of any fraction of a share, as provided in Section 1203.

                  In the case of any Security which is converted in part only, upon such conversion the Company shall execute and the Trustee shall authenticate and deliver to the Holder thereof, at the expense of the Company, a new Security or Securities of authorized denominations in aggregate principal amount equal to the unconverted portion of the principal amount of such Security.

SECTION 1203. Fractions of Shares.

                  No fractional shares of Common Stock shall be issued upon conversion of Securities. If more than one Security shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Securities (or specified portions thereof) so surrendered. Instead of any fractional share of Common Stock which would otherwise by issuable upon conversion of any Security or Securities (or specified portions thereof), the Company may either issue a number of shares of Common Stock which reflects a rounding up to the next whole number or pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the Closing Price per share of the Common Stock at the close of business on the last day prior to the day of conversion (or, if such day is not a Trading Day, on the Trading Day immediately preceding such day).

SECTION 1204. Adjustment of Conversion Price.

                  (1) In case the Company shall pay or make a dividend or other distribution on its Common Stock exclusively in Common Stock or shall pay or make a dividend or other distribution on any other class of Capital Stock of the Company which dividend or distribution includes Common Stock, the Conversion Price in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this paragraph (1), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

                  (2) In case the Company shall issue or distribute Common Stock pursuant to an offering effected at a discount of more than 25% from the then-current market price per share (determined as provided in paragraph (8) of this Section, provided, however, that such discount calculation shall exclude all underwriting discounts, commissions and fees, transaction costs and other similar charges) or pay or make a dividend or other distribution on its Common Stock consisting exclusively of, or shall otherwise issue to holders of its Common Stock, rights entitling the holders thereof to subscribe for or purchase shares of Common Stock at a price per share less than the then-current market price per share (determined as provided in paragraph (8) of this Section, provided, however, that in the case of issuances to other than the Company's stockholders generally, the current market price shall be the Closing Price of the Common Stock on the date such rights or warrants are actually issued) of the Common Stock on the date fixed for the determination of stockholders entitled to receive such rights or warrants or, in the case of issuances to other than the Company's stockholders generally, the date such rights or warrants are actually issued, then the Conversion Price in effect at the opening of business on the day following the date fixed for such determination or, in the case of issuances to other than the Company's stockholders generally, the date such rights or warrants are actually issued, shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of

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Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such current market price and the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination or, in the case of issuances to other than the Company's stockholders generally, the date such rights or warrants are actually issued. For the purposes of this paragraph (2), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

                  (3) In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and, conversely, in case outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

                  (4) Subject to the last sentence of this paragraph (4), in case the Company or any Subsidiary not a Whole Subsidiary shall, by dividend or otherwise, distribute to holders of Common Stock generally or to holders (other than the Company or Whole Subsidiaries) of Capital Stock of any Subsidiary not a Whole Subsidiary, evidences of Indebtedness of the Company or assets including shares of any class of Capital Stock, cash or other securities, but excluding any rights or warrants referred to in paragraph (2) of this Section, excluding any dividend or distribution paid exclusively in cash out of retained or current earnings and excluding any dividend or distribution referred to in paragraph (1) of this Section, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the effectiveness of the Conversion Price reduction contemplated by this paragraph (4) by a fraction of which the numerator shall be the current market price per share (determined as provided in paragraph (8) of this Section) of the Common Stock on the date of such effectiveness less the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution), on the date of such effectiveness, of the portion of the evidences of Indebtedness, shares of Capital Stock, cash and assets so distributed (other than to the Company or Whole Subsidiaries) applicable to one share of Common Stock and the denominator shall be such current market price per share of the Common Stock, such reduction to become effective immediately prior to the opening of business on the day following the later of (a) the date fixed for the payment of such distribution and (b) the date 20 days after the notice relating to such distribution is given pursuant to Section 1206(a) (such later date of (a) and (b) being referred to as the "Reference Date"). If the Board of Directors determines the fair market value of any distribution for purposes of this paragraph (4) by reference to the

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actual or when issued trading market for any securities comprising such distribution, it must in doing so consider the prices in such market over the same period used in computing the current market price per share pursuant to paragraph (8) of this Section. For purposes of this paragraph (4), any dividend or distribution that is governed by this paragraph (4) that includes shares of Common Stock, rights or warrants to subscribe for or purchase shares of Common Stock or other securities convertible into or exchangeable for shares of Common Stock shall be deemed instead to be (a) a dividend or distribution of the evidences of Indebtedness, cash, assets or shares of Capital Stock other than such shares of Common Stock, such rights or warrants or such other convertible or exchangeable securities (making any Conversion Price reduction required by this paragraph (4)) immediately followed by (b) in the case of such shares of Common Stock or such rights or warrants to subscribe for or purchase shares of Common Stock, a dividend or distribution thereof (making any further Conversion Price reduction required by paragraph (1) or (2) of this Section, except (i) the Reference Date of such dividend or distribution as defined in this paragraph (4) shall be substituted as "the date fixed for the determination of stockholders entitled to receive such distribution" and "the date fixed for such determination" within the meaning of paragraphs (1) and (2) of this Section and
(ii) any shares of Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of paragraph (1) of this Section) or (c) in the case of such other securities convertible into or exchangeable for shares of Common Stock, a dividend or distribution of such number of shares of Common Stock as would then be issuable upon the conversion or exchange thereof, whether or not the conversion or exchange of such securities is subject to any conditions (making any further Conversion Price reduction required by paragraph
(1) of this Section, except (i) the Reference Date of such dividend or distribution as defined in this paragraph (4) shall be substituted as "the date fixed for the determination of stockholders entitled to receive such distribution" and "the date fixed for such determination" and (ii) the shares of Common Stock deemed to constitute such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination," each within the meaning of paragraph (1) of this Section).

                  (5) In case the Company or any Subsidiary not a Whole Subsidiary shall, by dividend or otherwise, at any time distribute to holders of Common Stock generally or to holders (other than the Company or Whole Subsidiary) of Capital Stock of any Subsidiary not a Whole Subsidiary cash (excluding any cash that is distributed as part of a distribution referred to in paragraph (4) of this Section for which adjustment is made pursuant to such paragraph (4) of this Section) in an aggregate amount that, together with (i) the aggregate amount of any other distributions to holders of Common Stock generally and to holders (other than the Company or Whole Subsidiary) of Capital Stock of any Subsidiary not a Whole Subsidiary made exclusively in cash within the 12 months preceding the date of payment of such distribution and in respect of which no Conversion Price adjustment pursuant to this Section has been made and (ii) the aggregate of any cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) of consideration payable in respect of all Tender Offers by the Company or a Subsidiary not a Whole Subsidiary for all or any portion of the Company's Common Stock consummated within the 12 months preceding the date of payment of such distribution and in respect of which no Conversion Price adjustment pursuant to paragraph (6) of this Section has been made, exceeds 12.5% of the product of the current market price per share (determined as provided in paragraph (8) of this Section) of the Common Stock on the date fixed for stockholders entitled to receive such distribution multiplied by the number of shares of Common Stock outstanding on such date, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the

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Conversion Price in effect immediately prior to the effectiveness of the
Conversion Price reduction contemplated by this paragraph (5) by a fraction of which the numerator shall be the current market price per share (determined as provided in paragraph (8) of this Section) of the Common Stock on the date of such effectiveness less the amount of cash so distributed applicable to one share of Common Stock and the denominator shall be such current market price per share of the Common Stock, such reduction to become effective immediately prior to the opening of business on the later of (a) the day following the date fixed for the payment of such distribution and (b) the date 20 days after the notice relating to such distribution is given pursuant to Section 1206(a).

                  (6) In case a Tender Offer shall expire and such Tender Offer shall involve an aggregate consideration having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) on the last time (the "Expiration Time") tenders may be made pursuant to such Tender Offer (as it may be amended) that, together with (i) the aggregate of the cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution), as of the expiration of such Tender Offer, of consideration payable in respect of any Tender Offer by the Company or a Subsidiary not a Whole Subsidiary for all or any portion of the Company's Common Stock expiring within the 12 months preceding the consummation of such Tender Offer and in respect of which no Conversion Price adjustment pursuant to this paragraph (6) has been made and (ii) the aggregate amount of any distributions to holders of the Company's Common Stock generally and to holders (other than the Company or any Subsidiary which is not a Whole Subsidiary) of capital stock of any Subsidiary not a Whole Subsidiary made exclusively in cash within the 12 months preceding the expiration of such Tender Offer and in respect of which no Conversion Price adjustment pursuant to this Section has been made, exceeds 12.5% of the product of the current market price per share (determined as provided in paragraph (8) of this Section) of the Common Stock on the Expiration Time multiplied by the number of shares of Common Stock outstanding (including any tendered shares) on the Expiration Time, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the Expiration Time by a fraction of which the numerator shall be (i) the product of the current market price per share (determined as provided in paragraph (8) of this Section) of the Common Stock on the Expiration Time multiplied by the number of shares of Common Stock outstanding (including any tendered shares) on the Expiration Time minus
(ii) the fair market value (determined as aforesaid) of the aggregate consideration payable to holders of Common Stock or holders of Capital Stock of a Subsidiary (other than the Company or any Subsidiary which is not a Whole Subsidiary) based on the acceptance (up to any maximum specified in the terms of the tender offer) of all shares validly tendered and not withdrawn as of the Expiration Time pursuant to the Tender Offer referred to in this paragraph in the definition of "Expiration Time" (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and the denominator shall be the product of (i) such current market price per share (determined as provided in paragraph (8) of this Section) on the Expiration Time multiplied by
(ii) such number of outstanding shares on the Expiration Time less the number of Purchased Shares, such reduction to become effective immediately prior to the opening of business on the day following the Expiration Time. "Tender Offer," wherever used herein, means a tender offer by the Company or any Subsidiary not a Whole Subsidiary for Common Stock.

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

                  (7) The reclassification of Common Stock into other securities, including Common Stock (other than any reclassification upon a consolidation or merger to which Section 1211 applies) shall be deemed to involve (a) a distribution of such securities other than Common Stock to all holders of Common Stock (and the effective date of such reclassification shall be deemed to be "the Reference Date" within the meaning of paragraph (4) of this Section), and (b) a subdivision or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number of shares of Common Stock outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision becomes effective" or "the day upon which such combination becomes effective," as the case may be, and "the day upon which such subdivision or combination becomes effective" within the meaning of paragraph (3) of this Section). Rights or warrants issued by the Company to holders of Common Stock generally entitling the holders thereof to subscribe for or purchase shares of Common Stock, which rights or warrants (i) are deemed to be transferred with such shares of Common Stock, (ii) are not exercisable and
(iii) are also issued in respect of future issuances of Common Stock, in each case in clauses (i) through (iii) until the occurrence of a specified event or events ("Trigger Event), shall for purposes of this Section 1204 not be deemed issued until the occurrence of the earliest Trigger Event.

                  (8) Unless otherwise expressly specified, for the purpose of any computation under this paragraph and paragraphs (2), (4) and (5) of this Section, the current market price per share of Common Stock on any date shall be deemed to be the average of the daily Closing Prices for the 5 consecutive Trading Days selected by the Company commencing not more than 20 Trading Days before, and ending not later than, the date in question provided, however, that
(i) if the "ex" date for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to paragraph (1), (2), (3), (4), (5) or (6) above occurs on or after the 20th Trading Day prior to the day in question and prior to the "ex" date for the issuance or distribution requiring such computation, the Closing Price for each Trading Day prior to the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the same fraction by which the Conversion Price is so required to be adjusted as a result of such other event, (ii) if the "ex" date for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to paragraph (1), (2), (3), (4), (5) or (6) above occurs on or after the "ex" date for the issuance or distribution requiring such computation and on or prior to the day in question, the Closing Price for each Trading Day on and after the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event, and (iii) if the "ex" date for the issuance or distribution requiring such computation is on or prior to the day in question, after taking into account any adjustment required pursuant to clause (ii) of this proviso, the Closing Price for each Trading Day on or after such "ex" date shall be adjusted by adding thereto the amount of any cash and the fair market value on the day in question (as determined by the Board of Directors in a manner consistent with any determination of such value for purposes of paragraph (4) or (5) of this Section, whose determination shall be conclusive and described in a Board Resolution) of the evidences of Indebtedness, shares of Capital Stock or assets being distributed applicable to one share of Common Stock, as of the close of business on the day before such "ex" date. For the purpose of any computation under paragraph (6) of this Section, the current market price per share of Common Stock, on any date shall be deemed to be the average of the daily Closing Prices for the 5 consecutive Trading Days selected by the Company commencing on or after the latest (the

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

"Commencement Date") of (i) the date 20 Trading Days before the date in question, (ii) the date of commencement of the tender offer requiring such computation and (iii) the date of the last amendment, if any, of such tender offer involving a change in the maximum number of shares for which tenders are sought or a change in the consideration offered, and ending not later than the Expiration Time of such tender offer; provided, however, that if the "ex" date for any event (other than the tender offer requiring such computation) that requires an adjustment to the Conversion Price pursuant to paragraph (1), (2),
(3), (4), (5) or (6) above occurs on or after the Commencement Date and prior to the Expiration Time for the tender offer requiring such computation, the Closing Price for each Trading Day prior to the "ex" date, for such other event shall be adjusted by multiplying such Closing Price by the same fraction by which the Conversion Price is so required to be adjusted as a result of such other event. For purposes of this paragraph, the term "ex" date, (i) when used with respect to any issuance or distribution, means the first date on which the Common Stock trades regular way on the relevant exchange or in the relevant market from which the Closing Price was obtained without the right to receive such issuance or distribution, (ii) when used with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective, and (iii) when used with respect to any Tender Offer means the first date on which the Common Stock trades regular way on such exchange or in such market after the Expiration Time of such Tender Offer.

                  (9) The Company may, but shall not be required to, make such reductions in the Conversion Price, in addition to those required by paragraphs
(1), (2), (3), (4), (5) and (6) of this Section, as it considers to be advisable in order that any event treated for Federal income tax purposes as a dividend of stock or stock rights shall not be taxable to the recipients.

                  (10) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Conversion Price; provided, however, that any adjustments which by reason of this paragraph (10) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

                  (11) Notwithstanding any other provision of this Section 1204, no adjustment to the Conversion Price shall reduce the Conversion Price below the then par value per share of the Common Stock, and any such purported adjustment shall instead reduce the Conversion Price to such par value. The Company hereby covenants not to take any action (i) to increase the par value per share of the Common Stock other than in connection with one or more reverse stock splits or (ii) that would or does result in any adjustment in the Conversion Price that, if made without giving effect to the previous sentence, would cause the Conversion Price to be less than the then par value per share of the Common Stock; provided, that the covenant in this sentence shall be suspended if within 10 days of determining in good faith that such action would result in such adjustment (but not later than the Business Day following the effectiveness of such adjustment), the Company gives a notice under Section 1104 and effects the redemption referred to in such notice on the Redemption Date referred to therein, but shall be retroactively reinstated if such notice or redemption does not occur.

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SECTION 1205. Notice of Adjustments of Conversion Price.

                  Whenever the Conversion Price is adjusted as herein provided:

                  (a) the Company shall compute the adjusted Conversion Price in accordance with Section 1204 and shall prepare a certificate signed by the Treasurer of the Company setting forth the adjusted Conversion Price and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed (with a copy to the Trustee) at each office or agency maintained for the purpose of conversion of Securities pursuant to
Section 1002; and

                  (b) a notice stating that the Conversion Price has been adjusted and setting forth the adjusted Conversion Price shall forthwith be required, and as soon as practicable after it is required, such notice shall be mailed by the Company to all Holders at their last addresses as they shall appear in the Security Register.

SECTION 1206. Notice of Certain Corporate Action.

                  In case:

                  (a) the Company shall declare a dividend (or any other distribution) on its Common Stock payable (i) otherwise than exclusively in cash or (ii) exclusively in cash in an amount that would require a Conversion Price adjustment pursuant to paragraph (5) of Section 1204; or

                  (b) the Company shall authorize the granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any shares of Capital Stock of any class or of any other rights (excluding rights, warrants or options issuable in connection with any employee benefit plan); or

                  (c) of any reclassification of the Common Stock of the Company (other than a subdivision or combination of its outstanding shares of Common Stock), or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

                  (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

                  (e) the Company or any Subsidiary of the Company shall commence a Tender Offer (or shall amend any such Tender Offer);

then the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of Securities pursuant to Section 1002, and shall cause to be mailed to all Holders at their last addresses as they shall appear in the Security Register, at least 20 days (or 10 days in any case specified in clause (a), (b) or (e) above) prior to the applicable record, effective or expiration date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or granting of rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend,

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distribution, rights or warrants are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, offer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up, or (z) the date on which such Tender Offer commenced, the date on which such Tender Offer is scheduled to expire unless extended, the consideration offered and the other material terms thereof (or the material terms of any amendment thereto).

SECTION 1207. Company to Reserve Common Stock.

                  The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of Securities, the full number of shares of Common Stock then issuable upon the conversion of all Outstanding Securities.

SECTION 1208. Taxes on Conversions.

                  The Company will pay any and all taxes that may be payable in respect to the issue or delivery of shares of Common Stock on conversion of Securities pursuant hereto. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that of the Holder of the Security or Securities to be converted, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of any such tax, or has established to the satisfaction of the Company that such tax has been paid.

SECTION 1209. Covenant as to Common Stock.

                  The Company covenants that all shares of Common Stock which may be issued upon conversion of Securities will upon issue be fully paid and nonassessable and, except as provided in Section 1208, the Company will pay all taxes, liens and charges with respect to the issue thereof.

SECTION 1210. Cancellation of Converted Securities.

                  All Securities delivered for conversion shall be delivered to the Trustee to be cancelled by or at the direction of the Trustee, which shall dispose of the same as provided in Section 309.

SECTION 1211. Provisions in Case of Consolidation, Merger or Sale of Assets.

                  Subject to any applicable right of each Holder of Securities to cause the Company to purchase his Securities upon a Repurchase Event pursuant to the provisions of Article Fourteen of this Indenture, in case of any consolidation of the Company with, or merger of the Company into, any other Person, any merger of another Person into the Company (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Company) or any sale or transfer of

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all or substantially all of the assets of the Company, the Person formed by such consolidation or resulting from such merger or which acquires such assets, as the case may be, shall execute and deliver to the Trustee a supplemental indenture providing that the Holder of each Security then outstanding and such Person shall have the right thereafter, during the period such Security shall be convertible as specified in Section 1201, to convert such Security only into the kind and amount of securities, cash and other property receivable, if any, upon such consolidation, merger, sale or transfer by a holder of the number of shares of Common Stock of the Company into which such Security might have been converted immediately prior to such consolidation, merger, sale or transfer, assuming such holder of Common Stock of the Company (i) is not a Person with which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale or transfer was made, as the case may be ("constituent Person"), or an Affiliate of a constituent Person and (ii) failed to exercise his rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer (provided that if the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer is not the same for each share of Common Stock of the Company held immediately prior to such consolidation, merger, sale or transfer by other than a constituent Person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purpose of this Section the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the nonelecting shares). Such supplemental indenture shall provide for adjustments which, for events subsequent to the effective date of such supplemental indenture, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article. The above provisions of this Section shall similarly apply to successive consolidations, mergers, sales or transfers.

SECTION 1212. Company to Cause Registration of Common Stock.

                  The Company has agreed to file a registration statement with the Commission which, when and if it becomes effective, would allow the resale by the Holders from time-to-time of the Common Stock (into which the Securities can be converted) on the New York Stock Exchange, in other permitted public sales or in privately negotiated transactions. This registration statement will, when and if it becomes effective, also allow the resale by the Holders from time-to-time of the Securities.

SECTION 1213. Disclaimer by Trustee of Responsibility for Certain Matters.

                  Subject to Section 601, the Trustee shall not at any time be under any duty or responsibility to any Holder to determine whether any facts exist which may require any adjustment of the Conversion Price, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee shall not be accountable with respect to the validity, value, kind or amount of any shares of Common Stock, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Security, and it makes no representation with respect thereto. The Trustee shall not be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property upon the surrender of any Security for the purpose of conversion or, subject to Section 601, to comply with any of the covenants of

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the Company contained in this Article. Each Conversion Agent other than the
Company shall have the same protection under this Section as the Trustee.

                                ARTICLE THIRTEEN

                           SUBORDINATION OF SECURITIES

SECTION 1301. Agreements to Subordinate by Company.

                  The Company, for itself, its successors and assigns, covenants and agrees, and each Holder, by his or its acceptance thereof, likewise covenants and agrees, that payment by the Company of the principal of and premium, if any, and interest on, or the Repurchase Price or Redemption Price of, each and all of the Securities is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of all Senior Indebtedness of the Company, and that each Holder of Senior Indebtedness, whether now outstanding or hereafter created, incurred or assumed, shall be deemed to have acquired Senior Indebtedness in reliance upon the covenants and provisions contained in this Indenture and the Securities.

SECTION 1302. Distribution on Dissolution, Liquidation and Reorganization;
              Subrogation.

                  Upon any distribution of assets of the Company upon any dissolution, winding up, liquidation or reorganization of the Company, whether voluntary or involuntary in bankruptcy, insolvency, reorganization or receivership proceedings or upon an assignment for the benefit of creditors or any other marshaling of the assets and liabilities of the Company or otherwise,

                  (a) the holders of all Senior Indebtedness of the Company shall be entitled to receive payment in full in cash of the principal thereof, premium, if any, and the interest and any other amounts due thereon before the Holders of the Securities are entitled to receive any payment upon the principal of, or premium, if any, or interest or other amounts due on Indebtedness evidenced by the Securities or on account of any other monetary claims, including such monetary claims as may result from acceleration, rights of repurchase, redemption or rescission, under or in respect of the Securities; and

                  (b) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, by setoff or otherwise, to which the Holders of the Securities or the Trustee would be entitled except for the provisions of this Article Thirteen shall be paid by the liquidating trustee or agent or other Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Indebtedness of the Company or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness of the Company may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the principal of, premium, if any, and interest on the Senior Indebtedness of the Company, held or represented by each, to the extent necessary to make payment in full in cash of all Senior Indebtedness of the Company remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness of the Company; and

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                  (c) in the event that, notwithstanding the foregoing, any
payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, shall be received by the Holders or by the Trustee before all Senior Indebtedness of the Company is paid in full in cash, such payment or distribution shall be paid over to the holders of such Senior Indebtedness of the Company, or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness of the Company may have been issued, ratably as aforesaid, for application to the payment of all Senior Indebtedness of the Company remaining unpaid until all such Senior Indebtedness of the Company shall have been paid in full in cash, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness of the Company.

                  Subject to the payment in full in cash of all Senior Indebtedness of the Company, the Holders shall be subrogated to the rights of the holders of Senior Indebtedness of the Company to receive payments or distributions of cash, property or securities of the Company applicable to Senior Indebtedness of the Company until the principal of, premium, if any, and interest on the Securities shall be paid in full and no such payments or distributions to the Holders of cash, property or securities otherwise distributable to the Senior Indebtedness of the Company shall, as between the Company, its creditors other than the holders of Senior Indebtedness of the Company and the Holders, be deemed to be a payment by the Company to or on account of the Securities. It is understood that the provisions of this Article Thirteen are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of Senior Indebtedness of the Company, on the other hand. Nothing contained in this Article Thirteen or elsewhere in this Indenture or in the Securities is intended to or shall impair, as between the Company, its creditors other than the holders of Senior Indebtedness of the Company and the Holders, the obligations of the Company, which are unconditional and absolute, to pay to the Holders the principal of, premium, if any, and interest on the Securities as and when the same shall become due and payable in accordance with their terms, or to affect the relative rights of the Holders and creditors of the Company other than the holders of Senior Indebtedness of the Company, nor shall anything herein or in the Securities prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article Thirteen of the holders of Senior Indebtedness of the Company in respect of cash, property or securities of the Company received upon the exercise of any such remedy. Upon any payment or distribution of assets of the Company referred to in this Article Thirteen, the Trustee, subject to the provisions of Section 601, shall be entitled to rely upon a certificate of the liquidating trustee or agent or other Person making any distribution to the Trustee for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of Senior Indebtedness of the Company and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Thirteen.

                  The Trustee, however, shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness of the Company. The Trustee shall not be liable to any such holder if it shall pay over or distribute to or on behalf of Holders or the Company moneys or assets to which any holder of Senior Indebtedness of the Company shall be entitled by virtue of this Article Thirteen.

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

                  If the Trustee or any Holder does not file a proper claim or proof of debt in the form required in any proceeding referred to above prior to 30 days before the expiration of the time to file such claim in such proceeding, then the holder of any Senior Indebtedness of the Company is hereby authorized, and has the right, to file an appropriate claim or claims for or on behalf of such Holder.

SECTION 1303. No Payment in Event of Default on Senior Indebtedness.

                  No payment by the Company on account of principal, premium, if any, or interest on the Securities, no payment in respect of the Redemption Price or any Repurchase Price nor any other payment or distribution of any assets of the Company of any kind or character, whether in cash, properties or securities, shall be made by the Company on account of the Securities, if (i) there is an event of default on or under any Senior Indebtedness with respect to the payment of all or any portion of any Senior Indebtedness; or (ii) there shall exist a non-monetary default with respect to any Senior Indebtedness; and, in such event, such default shall not have been cured or waived or shall not have ceased to exist, the Trustee and the Company shall have received written notice from the holder of such Senior Indebtedness or if there is more than one holder of such Senior Indebtedness from the trustee, representative or agent of the holders of such Senior Indebtedness stating that no payment shall be made with respect to the Securities and such default would permit the maturity of such Senior Indebtedness to be accelerated, provided that no such default will prevent any payment on or in respect of, the Securities for more than 120 days unless the maturity of such Senior Indebtedness has been accelerated.

SECTION 1304. Payments Permitted.

                  Nothing contained in this Indenture or in any of the Securities shall (a) affect the obligation of the Company to make, or prevent the Company from making, at any time except as provided in Sections 1302 and 1303, payments of principal of, premium, if any, or interest on the Securities which is scheduled to be paid or (b) prevent the application by the Trustee of any moneys deposited with it hereunder to the payment of or on account of the principal of, premium, if any, or interest on the Securities, unless the Trustee shall have received at its Corporate Trust Office written notice from the Company of any event prohibiting the making of such payment more than one Business Day prior to the date fixed for such payment.

SECTION 1305. Authorization to Trustee to Effect Subordination.

                  Each Holder by his acceptance thereof authorizes and directs the Trustee in his behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article Thirteen and appoints the Trustee his attorney-in-fact for any and all such purposes.

SECTION 1306. Notices to Trustee.

                  Notwithstanding the provisions of this Article or any other provisions of this Indenture, neither the Trustee nor any Paying Agent (other than the Company) shall be charged with knowledge of the existence of any Senior Indebtedness of the Company or of any event which would prohibit the making of any payment of moneys to or by the Trustee, unless and until the Trustee or such

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Paying Agent shall have received (in the case of the Trustee, at its Corporate
Trust Office) written notice thereof from the Company or from the holder of any Senior Indebtedness of the Company or from the trustee for any such holder, together with proof satisfactory to the Trustee of such holding of Senior Indebtedness of the Company or of the authority of such trustee; provided, however, that if at least one Business Day prior to the date upon which by the terms hereof any such moneys may become payable for any purpose (including, without limitation, the payment of either the principal of, premium, if any, or interest on any Security) the Trustee shall not have received with respect to any such moneys the notice provided for in this Section 1306, then, anything herein contained to the contrary notwithstanding, the Trustee shall have the full power and authority to receive such moneys and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary, which may be received by it on or after such one Business Day prior to such date. The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness of the Company (or on behalf of such holder) to establish that such a notice has been given by a holder of Senior Indebtedness of the Company or a trustee on behalf of any such holder. In the event that the Trustee or determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness of the Company to participate in any payment or distribution pursuant to this Article Thirteen, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness of the Company held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article Thirteen and, if such evidence is not furnished, the Trustee may defer any payment to such person pending judicial determination as to the right of such Person to receive such payment.

SECTION 1307. Trustee as Holder of Senior Indebtedness of Company.

                  The Trustee shall be entitled to all the rights set forth in this Article Thirteen in respect of any Senior Indebtedness of the Company at any time held by it to the same extent as any other holder of Senior Indebtedness of the Company and nothing in Section 612 or elsewhere in this Indenture shall be construed to deprive the Trustee of any of its rights as such holder.

SECTION 1308. Modification of Terms of Senior Indebtedness of Company.

                  Any renewal or extension of the time of payment of any Senior Indebtedness of the Company or the exercise by the holders of Senior Indebtedness of the Company of any of their rights under any instrument creating or evidencing Senior Indebtedness of the Company, including without limitation the waiver of default thereunder, may be made or done all without notice to or assent from the Holders or the Trustee.

                  No compromise, alteration, amendment, modification, extension, renewal or other change of, or waiver, consent or other action in respect of, any liability or obligation under or in respect of, or of any of the terms, covenants or conditions of any indenture or other instrument under which any Senior Indebtedness of the Company is outstanding or of such Senior Indebtedness of the Company, whether or not such release is in accordance with the provisions of any applicable document, shall in any way alter or affect any of the provisions of this Article Thirteen or of the Securities relating to the subordination thereof.

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SECTION 1309. Certain Conversions Not Deemed Payment.

                  For the purposes of this Article only, (1) the issuance and delivery of Junior Securities upon conversion of Securities in accordance with Article Twelve shall not be deemed to constitute a payment or distribution on account of the principal of (or premium, if any) or interest on Securities or on account of the purchase of other acquisition of Securities unless (i) such conversion would result in a change of control for purposes of Section 382 of the Internal Revenue Code and the rules and regulations promulgated thereunder and (ii) such change in control would result in the loss of, or a limitation on, the annual availability of net operating losses to the Company for tax purposes, and (2) the payment, issuance or delivery of cash, property or securities (other than Junior Securities) upon conversion of a Security shall be deemed to constitute payment on account of the principal of such Security.

SECTION 1310. Article Applicable to Paying Agents.

                  In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article Thirteen shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee; provided, however, that Section 1307 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.

                                ARTICLE FOURTEEN

                           RIGHT TO REQUIRE REPURCHASE

SECTION 1401. Right to Require Repurchase.

                  In the event that there shall occur a Repurchase Event, then each Holder shall have the right, at such Holder's option to require the Company to purchase, and upon the exercise of such right, the Company shall, subject to the provisions of Section 1303, purchase, all or any part of such Holder's Securities on the date (the "Repurchase Date") that is 30 days after the date the Company gives notice of the Repurchase Event as contemplated in Section 1402(a) at a price (the "Repurchase Price") equal to 101% of the principal amount thereof, together with Accrued Current Interest to the Repurchase Date. Such right to require the repurchase of Securities shall not continue after a discharge of the Company from its obligations with respect to the Securities in accordance with Article Four.

SECTION 1402. Notice; Method of Exercising Repurchase Right.

                  (a) On or before the 15th day after the Repurchase Event, the Company, or, upon Company Request transmitted to the Trustee within 5 days of such Repurchase Event, the Trustee (in the name and at the expense of the Company), shall give notice of the occurrence of the Repurchase Event and of the repurchase right set forth herein arising as a result thereof by first-class mail, postage prepaid, to each Holder at such Holder's address appearing in the Security Register. The Company shall also deliver a copy of such notice of a repurchase right to the Trustee.

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                  Each notice of a repurchase right shall state:

                  (1) the Repurchase Date,

                  (2) the date by which the repurchase right must be exercised,

                  (3) the Repurchase Price, and

                  (4) the instructions a Holder must follow to exercise a repurchase right.

                  No failure of the Company to give the foregoing notice shall limit any Holder's right to exercise a repurchase right. The Trustee shall have no affirmative obligation to determine if there shall have occurred a Repurchase Event.

                  (b) To exercise the repurchase right, a Holder shall deliver to the Company (or an agent designated by the Company for such purpose in the notice referred to in (a) above) and to the Trustee on or before the fifteenth
(15th) day prior to the Repurchase Date (i) written notice of the Holder's exercise of such right, which notice shall set forth the name of the Holder, the principal amount of the Security or Securities (or portion of a Security) to be repurchased, and a statement that an election to exercise the repurchased right is being made thereby, and (ii) the Security or Securities with respect to which the repurchase right is being exercised, duly endorsed for transfer to the Company. Such written notice shall be irrevocable following the close of business on the fifth (5th) day prior to the Repurchase Date; provided, however that the Company, in its sole and absolute discretion, may consent to the withdrawal of any Securities after such date and prior to the Repurchase Date. If the Repurchase Date falls between the close of business on any Regular Record Date and the opening of business on the next succeeding Interest Payment Date (except for Securities whose Maturity is prior to such Interest Payment Date and Securities called for redemption on a Redemption Date within such period), Securities to be repurchased must be accompanied by a certified or bank check or wire transfer of immediately available funds made payable to the Company from the Holder of an amount equal to the interest payable thereon which the registered Holder thereof is to receive on such Interest Payment Date. Upon receipt of any such funds, the Trustee shall forward such funds to the Company.

                  (c) In the event a repurchase right shall be exercised in accordance with the terms hereof, the Company shall on the Repurchase Date pay or cause to be paid in cash to the Holder thereof the Repurchase Price of the Security or Securities as to which the repurchase right had been exercised. In the event that a repurchase right is exercised with respect to less than the entire principal amount of a surrendered Security, the Company shall execute and deliver to the Trustee and the Trustee shall authenticate for issuance in the name of the Holder a new Security or Securities in the aggregate principal amount of the unrepurchased portion of such surrendered Security.

SECTION 1403. Deposit of Repurchase Price.

                  On or before the Repurchase Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money, which shall be good funds on the Repurchase Date, sufficient to pay

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the Repurchase Price of the Securities which are to be repurchased on the
Repurchase Date.

SECTION 1404. Securities Not Repurchased on Repurchase Date.

                  If any Security surrendered for repurchase shall not be so paid on the Repurchase Date, the principal shall, until paid, bear interest to the extent permitted by applicable law from the Repurchase Date at a rate per annum borne by such Security.

SECTION 1405. Securities Repurchased In Part.

                  Any Security which is to be repurchased only in part shall be surrendered at any office or agency of the Company designated for that purpose pursuant to Section 1002 (with, if the Company or the Trustee so requires, due endorsement by, or written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unrepurchased portion of the principal of the Security so surrendered.

SECTION 1406. Certain Definitions.

                  For purposes of this Article:

                  (a) "Fundamental Change" means the occurrence of (A) any transaction or event in connection with which all or substantially all of the Common Stock shall be exchanged for, converted into, acquired for or constitute the right to receive consideration (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise) which is not all or substantially all common stock which is (or, upon consummation of or immediately following such transaction or event, will be) listed on a national securities exchange or approved for quotation in any Nasdaq National Market or any similar system of automated dissemination of quotations of securities prices, or (B) any sale, conveyance, transfer or other disposition ("Transfer") or 50% or more of the Consolidated Total Assets during any twelve month period; provided that this subsection (B) shall not apply to any Transfer to a Whole Subsidiary; provided further the ceding of assets pursuant to a reinsurance treaty, and the granting of liens, charges or encumbrances shall not constitute a Transfer subject to this subsection (B). For purposes of the definition of a "Fundamental Change",
(i) "substantially all of the Common Stock" shall mean at least 85% of the Common Stock outstanding immediately prior to the transaction or event giving rise to a Fundamental Change and (ii) consideration shall be "substantially all common stock" if at least 80% of the fair value (as determined in good faith by the Board of Directors) of the total consideration is attributable to Common Stock.

                  (b) A "Repurchase Event" shall have occurred if a Fundamental Change shall have occurred unless (i) the current market price of the Common Stock per share (which shall be deemed to be the average of the daily Closing Prices of the Common Stock for the 5 consecutive Trading Days before the Fundamental Change) is at least equal to the Conversion Price per share of the Securities in effect immediately preceding the time of such Fundamental Change

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or (ii) (A) the consideration, in the transaction or event giving rise to a
Fundamental Change, to the holders of Common Stock consists of (w) cash, (x) securities (other than common stock) that are, or immediately upon issuance will be, listed on a national securities exchange or quoted on the Nasdaq National Market or similar system of automated dissemination of quotations of securities prices and (y) common stock that is, or immediately upon issuance will be, listed on a national securities exchange or approved for quotation on the Nasdaq National Market or similar system of automated dissemination of quotations of securities prices, or (z) any combination of cash and such securities including common stock, and (B) the aggregate fair market value of such consideration (which, in the case of such securities, shall be equal to the average of the daily closing prices of such securities during the 10 consecutive trading days commencing with the sixth trading day following consummation of such transaction or event) is at least 105% of the Conversion Price of the Securities in effect on the date immediately preceding the closing date of such transaction or event.

SECTION 1407. Repurchase Causing Default.

                  The right to require the Company to repurchase the Securities as a result of the occurrence of a Repurchase Event could create an event of default under Senior Indebtedness, as a result of which any repurchase could, absent a waiver, be blocked by the subordination provisions of the Securities. Failure by the Company to repurchase the Securities when required will result in an Event of Default with respect to the Securities, whether or not such repurchase is permitted by the subordination provisions. The Company's ability to pay cash to the Holders upon a repurchase may be limited by certain financial covenants contained in the Senior Indebtedness. In the event a Repurchase Event occurs and the Holders exercise their rights to require the Company to repurchase Securities, the Company intends to comply with tender offer rules under the Exchange Act, including Rules 13e-4 and 14e-1, as then in effect, if applicable, with respect to any such purchase. This right to require repurchase would not necessarily afford Holders protection in the event of highly leveraged or other transactions involving the Company that may impair the Holders.

                  This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

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         IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

                                        AMVESTORS FINANCIAL CORPORATION

                                        By
                                          --------------------------------------
                                           Name: Mark V. Heitz
                                           Title: President


                                        BOATMEN'S TRUST COMPANY

                                        By
                                          --------------------------------------
                                          Name: Jerry Rector
                                          Title: Vice President

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